EXHIBIT 4.2.10


                    FORM OF POOLING AND SERVICING AGREEMENT

                            (EQUIPMENT SECURITIES)

                        POOLING AND SERVICING AGREEMENT

                                     among

                      [ ] EQUIPMENT TRUST SECURITIES [ ]

                                  as Issuer,

                         GS Mortgage Securities Corp.

                                 as Depositor,

                                      [ ]

                          in its individual capacity

                                      and


                                      [ ]


                  in its individual capacity and as Servicer

                               Dated as of [ , ]

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
                                                 TABLE OF CONTENTS

ARTICLE I DEFINITIONS
   Section 1.01       Definitions.................................................................................1
   Section 1.02       Usage of Terms.............................................................................35
   Section 1.03       Section References.........................................................................35
   Section 1.04       Accounting Terms...........................................................................35
ARTICLE II FUNDINGS OF TRUST; TRANSFERS OF CONTRACTS
   Section 2.01       Creation and Funding of Trust; Transfer of Transferred Assets to Trust.....................36
   Section 2.02       Conditions to Transfers....................................................................37
   Section 2.03       Acceptance by Trust........................................................................39
   Section 2.04       Conveyance of Substitute Contracts.........................................................39
   Section 2.05       Release of Excluded Amounts................................................................40
ARTICLE III REPRESENTATIONS AND WARRANTIES
   Section 3.01       Representations and Warranties Regarding the Depositor.....................................41
   Section 3.02       Representations and Warranties of the Servicer.............................................43
ARTICLE IV PERFECTION OF TRANSFERS AND PROTECTION OF SECURITY INTERESTS
   Section 4.01       Custody of Contracts.......................................................................44
   Section 4.02       Filings....................................................................................45
   Section 4.03       Name Change or Relocation..................................................................45
ARTICLE V SERVICING OF CONTRACTS
   Section 5.01       Initial Servicer's Appointment and Acceptance; Responsibility for Contract Administration..46
   Section 5.02       General Duties.............................................................................46
   Section 5.03       Assignment or Replacement..................................................................47
   Section 5.04       Disposition Upon Termination of Contract...................................................47
   Section 5.05       Subservicers...............................................................................47
   Section 5.06       Further Assurance..........................................................................48
   Section 5.07       Notice to Obligors.........................................................................48
   Section 5.08       Collection Efforts; Modification of Contracts..............................................48
   Section 5.09       Prepayments of Certain Contracts...........................................................49
   Section 5.10       Certain Extensions; Acceleration...........................................................49
   Section 5.11       Taxes and Other Amounts....................................................................50
   Section 5.12       Suits by Servicer..........................................................................50
   Section 5.13       Remittances................................................................................50
   Section 5.14       Servicer Advances..........................................................................50
   Section 5.15       Realization Upon Defaulted Contract........................................................50
   Section 5.16       Maintenance of Insurance Policies..........................................................51
   Section 5.17       Certain Other Duties With Respect to Trust.................................................51
   Section 5.18       Servicing Compensation.....................................................................51
   Section 5.19       Payment of Certain Expenses by Servicer....................................................51
   Section 5.20       Records....................................................................................51
   Section 5.21       Inspection.................................................................................52
   Section 5.22       Trust To Cooperate in Releases.............................................................52
   Section 5.23       [Reserved].................................................................................52
   Section 5.24       Separate Entity Existence..................................................................52
ARTICLE VI COVENANTS OF THE DEPOSITOR
   Section 6.01       LLC Existence..............................................................................53
   Section 6.02       Contracts Not to be Evidenced by Promissory Notes..........................................53
   Section 6.03       Security Interests.........................................................................53
   Section 6.04       Delivery of Collections....................................................................53
   Section 6.05       Regulatory Filings.........................................................................53
   Section 6.06       Compliance With Law........................................................................54
   Section 6.07       Activities.................................................................................54
   Section 6.08       Indebtedness...............................................................................54
   Section 6.09       Guarantees.................................................................................54
   Section 6.10       Investments................................................................................54
   Section 6.11       Merger; Transfers..........................................................................54
   Section 6.12       Payments...................................................................................55
   Section 6.13       Other Agreements...........................................................................55
   Section 6.14       Separate Entity Existence..................................................................55
   Section 6.15       Location; Records..........................................................................56
   Section 6.16       Liability of Depositor; Indemnities........................................................56
   Section 6.17       Bankruptcy Limitations.....................................................................57
   Section 6.18       Limitation on Liability of Depositor and Others............................................58
   Section 6.19       Chief Executive Office.....................................................................58
ARTICLE VII ESTABLISHMENT OF ACCOUNTS; PAYMENTS
   Section 7.01       Trust Accounts; Collections................................................................58
   Section 7.02       Cash Collateral Account....................................................................59
   Section 7.03       Trust Account Procedures...................................................................59
   Section 7.04       Securityholder Payments....................................................................60
   Section 7.05       Allocations and Payments...................................................................60
   Section 7.06       Repurchases of, or Substitution for, Contracts for Breach
                      of Representations and Warranties..........................................................67
   Section 7.07       Reassignment of Repurchased or Substituted Contracts.......................................68
   Section 7.08       [       ] and Depositor's Repurchase Option................................................68
ARTICLE VIII SERVICER DEFAULTS; SERVICING TRANSFER
   Section 8.01       Servicer Default...........................................................................68
   Section 8.02       Servicing Transfer.........................................................................69
   Section 8.03       Appointment of Successor Servicer; Reconveyance; Successor Servicer to Act.................70
   Section 8.04       Notifications to Noteholders and the Equity Certificateholders.............................71
   Section 8.05       Effect of Transfer.........................................................................71
   Section 8.06       Database File..............................................................................72
   Section 8.07       Successor Servicer Indemnification.........................................................72
   Section 8.08       Responsibilities of the Successor Servicer.................................................72
ARTICLE IX SERVICER REPORTING
   Section 9.01       Monthly Reports............................................................................73
   Section 9.02       Officer's Certificate......................................................................73
   Section 9.03       Other Data.................................................................................73
   Section 9.04       Annual Reporting; Evidence as to Compliance................................................73
   Section 9.05       Annual Statement of Compliance from Servicer...............................................74
ARTICLE X TERMINATION
   Section 10.01      Sale of Trust Assets.......................................................................74
ARTICLE XI MISCELLANEOUS
   Section 11.01      Amendments.................................................................................75
   Section 11.02      [Reserved].................................................................................76
   Section 11.03      Governing Law..............................................................................76
   Section 11.04      Notices....................................................................................76
   Section 11.05      Severability of Provisions.................................................................78
   Section 11.06      Third Party Beneficiaries..................................................................78
   Section 11.07      Counterparts...............................................................................78
   Section 11.08      Headings...................................................................................78
   Section 11.09      No Bankruptcy Petition; Disclaimer and Subordination.......................................78
   Section 11.10      Jurisdiction...............................................................................79
   Section 11.11      Tax Characterization.......................................................................79
   Section 11.12      Servicer Indemnity.........................................................................79
   Section 11.13      Limitation of Liability of Owner Trustee...................................................80
   Section 11.14      WAIVER OF JURY TRIAL.......................................................................80
   Section 11.15      Third Party Beneficiary....................................................................80

EXHIBITS

Exhibit A       -   Form of Transfer Agreement...............................................................A-1
Exhibit B       -   [Reserved]...............................................................................B-1
Exhibit C       -   Initial Schedule of Contracts............................................................C-1
Exhibit D       -   Form of Servicer's Monthly Report........................................................D-1
Exhibit E       -   Form of Substitution Transfer Agreement..................................................E-1
Exhibit F       -   Hedging Requirements.....................................................................F-1
Exhibit G       -   Schedule of Representations and Warranties...............................................G-1
Exhibit H       -   Certain Concentration Criteria...........................................................H-1
Exhibit I       -   [Reserved]...............................................................................I-1
Exhibit J       -   Minimum Value Filing Exceptions..........................................................J-1

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         This POOLING AND SERVICING AGREEMENT, dated as of [ ], is among [ ]
Equipment Trust Securities [ ], a Delaware business trust (together with its successors and assigns, the "Issuer" or the "Trust"), GS Mortgage Securities Corp., a Delaware corporation (together with its successors and assigns, the "Depositor"), [ ], a [ ] corporation (together with its successors and assigns, "[ ]" and, in its capacity as the Servicer, the "Servicer") and [ ] together with its successors and assigns, "[ ]").

         WHEREAS the Depositor desires to fund the Trust by selling, conveying and assigning from time to time, pursuant hereto or Substitution Transfer Agreements hereunder, designated Contracts or pools of Contracts together with certain related security therefor and other related rights and property as further described herein, which Contracts were originated by one or more Financing Originators, or acquired by purchase and assignment by a Financing Originator from the prior owner thereof, and subsequently conveyed: (i) by certain Financing Originators to [ ] pursuant to the Conveyancing Agreement (as defined herein), and (ii) by [ ] to the Depositor, with respect to Contracts and related assets both originated or acquired directly by [ ] as a Financing Originator, and acquired by [ ] from the other Financing Originators as described in clause (i) above, pursuant to the Purchase and Sale Agreement (as defined herein); and

         WHEREAS the Trust is willing to purchase and accept assignment of such Contracts and related assets, including, without limitation such Contracts and other assets as the Depositor has previously conveyed to the [ ]
- [ ] and which the [ ] - [ ] has assigned back to the Depositor from the Depositor pursuant to the terms hereof; and

         WHEREAS the Servicer is willing to service such Contracts and related assets for the benefit and account of the Trust and the Holders pursuant to the terms hereof;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Accounting Date" means, with respect to a Payment Date, the last day of the preceding calendar month.

         "Accrual Period" means, with respect to any Payment Date, the period from and including the immediately preceding Payment Date to but excluding such Payment Date, provided, that the initial Accrual Period following the Closing Date shall be the period from and including the Closing Date to but excluding the first Payment Date following the Closing Date.

         "Addition Notice" means, with respect to any transfer of Subsequent Contracts to the Trust pursuant to Section 2.04 (and the Depositor's corresponding prior purchase of such Contracts from [ ]), a notice, which shall be given at least five days prior to the related Subsequent Transfer Date, identifying the Subsequent Contracts to be transferred, the Contract Principal Balance of such Subsequent Contracts and the related Substitution Event (with respect to an identified Contract or Contracts then in the Contracts Pool) to which such Subsequent Contract relates, with such notice to be signed both by the Depositor and the [ ].

         "Additional Principal" means, with respect to any Payment Date, an amount equal to: (a) the Total Principal Payment Amount, less (b) the sum of the Class A-1 Principal Payment Amount, the Class A-2 Principal Payment Amount, the Class A-3 Principal Payment Amount, the Class A-4 Principal Payment Amount, the Class A-5 Principal Payment Amount, the Class B Principal Payment Amount, the Class C Principal Payment Amount and the Class D Principal Payment Amount.

         "Administration Agreement" means the Administration Agreement dated as of [ ] by and among the Trust, [ ], the Depositor and the Indenture Trustee.

         "Affiliate" of any specified Person means any other Person controlling or controlled by, or under common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Pooling and Servicing Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Aggregate Principal Amount" means, with respect to any group of Notes, at any date of determination, the sum of the Principal Amounts of such Notes on such date of determination.

         "Allocation Criteria" means, with respect to the allocation of Insurance Proceeds or Liquidation Proceeds between the Trust (for inclusion as Pledged Revenues) and the Depositor, as contemplated in the definition of Available Pledged Revenues, that Insurance Proceeds or Liquidation Proceeds with respect to the Contracts consisting of Leases are allocable pro rata between inclusion as Available Pledged Revenues in respect of the Contract Pool, on the one hand, and directly to the Depositor, on the other, based upon: (i) for allocation to Available Pledged Revenues, the Required Payoff Amount for such Lease (determined as of the beginning of the Collection Period during which such Lease became a Defaulted Contract), and (ii) for allocation to the Depositor, the Book Value of the related Equipment; provided, that in the event the Insurance Proceeds or Liquidation Proceeds in respect of a particular Lease exceed the sum of such Required Payoff Amount for such Lease plus the Book Value of the related Equipment, any such excess shall be allocated solely to the Depositor.

         "Applicable Security" means, with respect to a Vendor Loan, any: (i) Secondary Contract securing such Vendor Loan and (ii) Equipment securing such Vendor Loan or a related Secondary Contract.

         "Assignment Agreement" means each Assignment Agreement, substantially in the form of Exhibit A-1 attached hereto, in the case of the [ ] Assignment, and in the form of Exhibit A to the Purchase and Sale Agreement, in the case of the Assignment Agreement executed by [ ], relating to an assignment, transfer and conveyance of Contracts and related assets by the [ ] Trust or [ ] to the Depositor, as the case may be.

         "Amount Available" means, with respect to any Payment Date, the sum of: (i) the Available Pledged Revenues for such Payment Date, and (ii) that portion of the balance in the Cash Collateral Account available for withdrawal by the Trustee in accordance with Section 7.05(c).

         "Available Cash Collateral" means, with respect to a Payment Date, the amount of funds equal to the lesser of: (i) the amount on deposit in the Cash Collateral Account (determined (a) exclusive of any net investment earnings, thereon and (b) before giving effect to any deposit to be made or withdrawals from the Cash Collateral Account with respect to such Payment
Date), and (ii) the Requisite Cash Collateral Amount.

         "Available Pledged Revenues" means, as to any Payment Date, the sum of: (i) the Related Collection Period Pledged Revenues for such Payment Date,
(ii) all Purchase Amounts (other than any portion thereof attributable to the Book Value of the Leased Equipment) on deposit in the Collection Account as of the immediately preceding Deposit Date, (iii) the amount paid by the Depositor to purchase the Contracts pursuant to Section [ ] of the Pooling and Servicing Agreement on deposit in the Collection Account as of the immediately preceding Deposit Date, (iv) all net income from investments of funds in the Collection Account and the Note Distribution Account during the related Collection Period, and (v) to the extent necessary to pay the Note Interest Distributable Amount for such Payment Date, the Current Collection Period Pledged Revenues for such Payment Date.

         "Book Value" means, with respect to any Equipment subject to a Lease, the value of such Equipment as shown on the accounting books and records of the applicable Financing Originator (or the Depositor, in the case of Equipment relating to Contracts being transferred pursuant to the [ ] Assignment), as of the Cut-off Date for the related Lease (it being understood that, Book Value constitutes a measure of the lessor's residual interest in the Equipment as shown on its books and records as of such date, net of the financial asset shown on such books and records represented by the discounted Scheduled Payments owing on the Lease).

         "Business Day" means any day which is neither a Saturday or a Sunday, nor another day on which banking institutions in the cities of [ ], Wilmington, Delaware or New York, New York are authorized or obligated by law, executive order, or governmental decree to be closed.

         "Business Trust Statute" has the meaning specified in the Trust Agreement.

         "Cash Collateral Account" means the Cash Collateral Account established and maintained pursuant to Section 7.01 hereof

         "Cash Collateral Account Agreement" means the Loan Agreement dated as of [ ], among the Depositor, the Trust, the Indenture Trustee, the Cash Collateral Account Lenders and the Cash Collateral Account Lenders' Agent, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

         "Cash Collateral Account Lenders" means the parties identified as lenders in the Cash Collateral Account Agreement.

         "Cash Collateral Account Lenders' Agent" means the party identified as agent for the Cash Collateral Account Lenders in the Cash Collateral Account Agreement.

         "Cash Collateral Initial Balance" means [ ], which is equal to [ ]% of the Initial Contract Pool Principal Balance.

         "Casualty Loss" means, with respect to any item of Equipment, the loss, theft, damage beyond repair or governmental condemnation or seizure of such item of Equipment.

         "Certificate Register" has the meaning specified in the Trust
Agreement.

         "Certificateholder" has the meaning specified in the Trust Agreement.

         "Class" means any of the group of Notes or the Equity Certificate identified herein as, as applicable, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class B Notes, the Class C Notes, the Class D Notes, or the Equity Certificate.

         "Class A Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes.

         "Class A Percentage" means [        ]%.

         "Class A Principal Payment Amount" means:

                           (A) (i) with respect to any Payment Date on or prior to the Payment Date on which the Class A-1 Principal Balance is reduced to zero, the Total Principal Payment Amount; provided that if, the distribution of the Total Principal Payment Amount in accordance with Section [ ] would result in the Class A-1 Principal Balance equaling zero, the Class A Principal Payment Amount with respect to such Payment Date will be an amount equal to: (x) the Class A-1 Principal Balance plus (y) the greater of: (1) [ ]% of the Total Principal Payment Amount or (2) the remainder of: (I) the sum of the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance and the Class A-5 Principal Balance minus (II) the Class A Target Principal Amount; and

                           (ii) with respect to any Payment Date thereafter, the remainder of: (a) the sum of the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance and the Class A-5 Principal Balance minus (b) the Class A Target Principal Amount; plus

                           (B) with respect to any Payment Date, any Class A Principal Shortfall Amount; provided, however, that in no event will the Class A Principal Payment Amount exceed the Class A Principal Balance.

         "Class A Principal Shortfall Amount" means, with respect to any Payment Date that is the Stated Maturity Date for a Class of Class A Notes, and any Payment Date thereafter, the amount, if any, by which: (i) the sum of
(a) the Principal Balance of such Class, plus (b) until the Class A-4 Principal Balance has been reduced to zero, [ ]% of the Total Principal Payment Amount, exceeds (ii) the Total Principal Payment Amount.

         "Class A Target Principal Amount" means, with respect to any Payment Date, the product of: (i) the Class A Percentage and (ii) the Contract Pool Principal Balance as of the related Accounting Date.

         "Class A-1 Interest Carryover Shortfall" means, with respect to any Payment Date, the excess, if any, of the Class A-1 Interest Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of interest on the Class A-1 Notes on such preceding Payment Date, plus, to the extent permitted by law, an amount equal to the product of: (i) the Class A-1 Interest Rate, (ii) such excess, and (iii) a fraction equal to the number of days in the related Interest Period divided by 360.

         "Class A-1 Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class A-1 Monthly Interest Distributable Amount and the Class A-1 Interest Carryover Shortfall for such Payment Date.

         "Class A-1 Interest Rate" means [     ]% per annum.

         "Class A-1 Interest Distributable Amount" means, with respect to any Account Period and the related Payment Date, an amount equal to the product of: (i) the Class A-1 Interest Rate, (ii) the Principal Balance of the Class A-1 Notes on the immediately preceding Payment Date, after giving effect to all payments of principal to Class A-1 Noteholders on or prior to such immediately preceding Payment Date (or, in the case of the first Payment Date, the Initial Principal Amount of the Class A-1 Notes), and (iii) a fraction equal to the number of days in such Interest Period divided by 360.

         "Class A-1 Notes" means the $[ ] aggregate principal amount of [ ]% Receivable-Backed Notes, Class A-1, issued pursuant to the Indenture.

         "Class A-1 Maturity Date" means [ ] (or, if such day is not a Business Day, the next preceding Business Day).

         "Class A-2 Interest Carryover Shortfall" means, with respect to any Payment Date, the excess, if any, of the Class A-2 Interest Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of interest on the Class A-2 Notes on such preceding Payment Date, plus, to the extent permitted by law, an amount equal to the product of: (i) the Class A-2 Interest Rate, (ii) such excess, and (iii) a fraction equal to one-twelfth.

         "Class A-2 Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class A-2 Monthly Interest Distributable Amount and the Class A-2 Interest Carryover Shortfall for such Payment Date.

         "Class A-2 Interest Rate" means [          ]% per annum.

         "Class A-2 Interest Distributable Amount" means: (a) with respect to the first Interest Period and the related Payment Date, an amount equal to the product of: (i) the Class A-2 Interest Rate, (ii) the Initial Principal Amount of the Class A-2 Notes, and (iii) a fraction equal to 28 divided by 360, and
(b) with respect to each subsequent Accrual Period and the related Payment Date, an amount equal to the product of: (i) the Class A-2 Interest Rate, (ii) the Principal Balance of the Class A-2 Notes on the immediately preceding Payment Date, after giving effect to all payments of principal to Class A-2 Noteholders on or prior to such immediately preceding Payment Date, and (iii) a fraction equal to one-twelfth.

         "Class A-2 Notes" means the $[ ] aggregate principal amount of [ ]% Receivable-Backed Notes, Class A-2, issued pursuant to the Indenture.

         "Class A-2 Maturity Date" means [ ] (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

         "Class A-3 Interest Carryover Shortfall" means, with respect to any Payment Date, the excess, if any, of the Class A-3 Interest Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of interest on the Class A-3 Notes on such preceding Payment Date, plus, to the extent permitted by law, an amount equal to the product of: (i) the Class A-3 Interest Rate, (ii) such excess, and (iii) a fraction equal to one-twelfth.

         "Class A-3 Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class A-3 Monthly Interest Distributable Amount and the Class A-3 Interest Carryover Shortfall for such Payment Date.

         "Class A-3 Interest Rate" means [ ]% per annum.

         "Class A-3 Monthly Interest Distributable Amount" means: (a) with respect to the first Accrual Period and the related Payment Date, an amount equal to the product of: (i) the Class A-3 Interest Rate, (ii) the Initial Principal Amount of the Class A-3 Notes, and (iii) a fraction equal to 28 divided by 360, and (b) with respect to each subsequent Accrual Period and the related Payment Date, an amount equal to the product of: (i) the Class A-3 Interest Rate, (ii) the Principal Balance of the Class A-3 Notes on the immediately preceding Payment Date, after giving effect to all payments of principal to Class A-3 Noteholders on or prior to such immediately preceding Payment Date, and (iii) a fraction equal to one-twelfth.

         "Class A-3 Notes" means the $[ ] aggregate principal amount of [ ]% Receivable-Backed Notes, Class A-3, issued pursuant to the Indenture.

         "Class A-3 Maturity Date" means [ ] (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

         "Class A-4 Interest Carryover Shortfall" means, with respect to any Payment Date, the excess, if any, of the Class A-4 Interest Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of interest on the Class A-4 Notes on such preceding Payment Date, plus, to the extent permitted by law, an amount equal to the product of: (i) the Class A-4 Interest Rate, (ii) such excess, and (iii) a fraction equal to one-twelfth.

         "Class A-4 Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class A-4 Monthly Interest Distributable Amount and the Class A-4 Interest Carryover Shortfall for such Payment Date.

         "Class A-4 Interest Rate" means [         ]% per annum.

         "Class A-4 Monthly Interest Distributable Amount" means: (a) with respect to the first Accrual Period and the related Payment Date, an amount equal to the product of: (i) the Class A-4 Interest Rate, (ii) the Initial Principal Amount of the Class A-4 Notes, and (iii) a fraction equal to 28 divided by 360, and (b) with respect to each subsequent Accrual Period and the related Payment Date, an amount equal to the product of: (i) the Class A-4 Interest Rate, (ii) the Principal Balance of the Class A-4 Notes on the immediately preceding Payment Date, after giving effect to all payments of principal to Class A-4 Noteholders on or prior to such immediately preceding Payment Date, and (iii) a fraction equal to one-twelfth.

         "Class A-4 Notes" means the $[ ] aggregate principal amount of [ ]% Receivable-Backed Notes, Class A-4, issued pursuant to the Indenture.

         "Class A-4 Maturity Date" means [ ] (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

         "Class A-5 Interest Carryover Shortfall" means, with respect to any Payment Date, the excess, if any, of the Class A-5 Interest Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of interest on the Class A-5 Notes on such preceding Payment Date, plus, to the extent permitted by law, an amount equal to the product of: (i) the Class A-5 Interest Rate, (ii) such excess, and (iii) a fraction equal to one-twelfth.

         "Class A-5 Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class A-5 Monthly Interest Distributable Amount and the Class A-5 Interest Carryover Shortfall for such Payment Date.

         "Class A-5 Interest Rate" means [ ]%.

         "Class A-5 Monthly Interest Distributable Amount" means: (a) with respect to the first Accrual Period and the related Payment Date, an amount equal to the product of (i) the Class A-5 Interest Rate, (ii) the Initial Principal Amount of the Class A-5 Notes, and (iii) a fraction equal to 28 divided by 360, and (b) with respect to each subsequent Accrual Period and the related Payment Date, an amount equal to the product of: (i) the Class A-5 Interest Rate, (ii) the Principal Balance of the Class A-5 Notes on the immediately preceding Payment Date, after giving effect to all payments of principal to Class A-5 Noteholders on or prior to such immediately preceding Payment Date, and (iii) a fraction equal to one-twelfth.

         "Class A-5 Notes" means the $[ ] aggregate principal amount of [ ]% Receivable-Backed Notes, Class A-5, issued pursuant to the Indenture.

         "Class A-5 Maturity Date" means [ ] (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

         "Class B Floor" means, with respect to any Payment Date: (i) [ ]% of the Contract Pool Principal Balance as of the Initial Cut-off Date, plus (ii) the Principal Differential, if any, for such Payment Date, minus (iii) the sum of the Class C Principal Balance and the Class D Principal Balance (prior to giving effect to any payments of principal on the Class C or Class D Notes on such Payment Date) and the amount on deposit in the Cash Collateral Account (after giving effect to withdrawals to be made on such Payment Date); provided, however, that in no event will the Class B Floor be greater than the Class B Principal Balance immediately prior to such Payment Date nor less than zero.

         "Class B Interest Carryover Shortfall" means, with respect to any Payment Date, the excess, if any, of the Class B Interest Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of interest on the Class B Notes on such preceding Payment Date, plus, to the extent permitted by law, an amount equal to the product of: (i) the Class B Interest Rate, (ii) such excess, and (iii) a fraction equal to one-twelfth.

         "Class B Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class B Monthly Interest Distributable Amount and the Class B Interest Carryover Shortfall for such Payment Date.

         "Class B Interest Rate" means [ ]% per annum.

         "Class B Monthly Interest Distributable Amount" means (a) with respect to the first Accrual Period and the related Payment Date, an amount equal to the product of: (i) the Class B Interest Rate, (ii) the Initial Principal Balance of the Class B Notes, and (iii) a fraction equal to 28 divided by 360, and (b) with respect to each subsequent Accrual Period and the related Payment Date Payment Date, an amount equal to the product of: (i) the Class B Interest Rate, (ii) the Principal Balance of the Class B Notes on the immediately preceding Payment Date, after giving effect to all payments of principal to Class B Noteholders on or prior to such immediately preceding Payment Date, and (iii) a fraction equal to one-twelfth.

         "Class B Notes" means the $[ ] aggregate principal amount of [ ]% Receivable-Backed Notes, Class B, issued pursuant to the Indenture.

         "Class B Percentage" means [               ]%.

         "Class B Principal Payment Amount" means: (i) zero with respect to any Payment Date prior to the Payment Date on which the Class A-1 Principal Balance is reduced to zero, and (ii) with respect to any Payment Date thereafter, the excess, if any, of: (a) the Class B Principal Balance over (b) the greater of: (1) the Class B Target Principal Amount and (2) the Class B Floor, if any; provided, however, that in no event will the Class B Principal Payment Amount exceed the Class B Principal Balance.

         "Class B Maturity Date" means [ ] (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

         "Class B Target Principal Amount " means, with respect to any Payment Date, the product of: (i) the Class B Percentage and (ii) the Contract Pool Principal Balance as of the related Accounting Date.

         "Class C Floor" means, with respect to any Payment Date: (i) [ ]% of the Contract Pool Principal Balance as of the Initial Cut-off Date, plus (ii) the Principal Differential, if any, for such Payment Date, minus (iii) the sum of the Class D Principal Balance (prior to giving effect to any payments of principal on the Class D Notes on such Payment Date) and the amount on deposit in the Cash Collateral Account (after giving effect to withdrawals to be made on such Payment Date); provided, however, that in no event will the Class C Floor be greater than the Class C Principal Balance immediately prior to such Payment Date nor less than zero. Furthermore, if the Class B Principal Balance immediately prior to any Payment Date is less than or equal to the Class B Floor for such Payment Date, the Class C Floor with respect to such Payment Date will equal the Class C Principal Balance immediately prior to such Payment Date.

         "Class C Interest Carryover Shortfall" means, with respect to any Payment Date, the excess, if any, of the Class C Interest Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of interest on the Class C Notes on such preceding Payment Date, plus, to the extent permitted by law, an amount equal to the product of: (i) the Class C Interest Rate, (ii) such excess, and (iii) a fraction equal to one-twelfth.

         "Class C Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class C Monthly Interest Distributable Amount and the Class C Interest Carryover Shortfall for such Payment Date.

         "Class C Interest Rate" means [ ]% per annum.

         "Class C Monthly Interest Distributable Amount" means: (a) with respect to the first Accrual Period and the related Payment Date, an amount equal to the product of: (i) the Class C Interest Rate, (ii) the Initial Principal Amount of the Class C Notes, and (iii) a fraction equal to 28 divided by 360, and (b) with respect to each subsequent Accrual Period and the related Payment Date, an amount equal to the product of: (i) the Class C Interest Rate, (ii) the Principal Balance of the Class C Notes on the immediately preceding Payment Date, after giving effect to all payments of principal to Class C Noteholders on or prior to such immediately preceding Payment Date, and (iii) a fraction equal to one-twelfth.

         "Class C Notes" means the $[ ] aggregate principal amount of [ ]% Receivable-Backed Notes, Class C, issued pursuant to the Indenture.

         "Class C Percentage" means [ ]%.

         "Class C Principal Payment Amount" means: (i) zero with respect to any Payment Date prior to the Payment Date on which the Class A-1 Principal Balance is reduced to zero, and (ii) with respect to any Payment Date thereafter, the excess, if any, of: (a) the Class C Principal Balance over (b) the greater of: (1) the Class C Target Principal Amount and (2) the Class C Floor, if any; provided, however, that in no event will the Class C Principal Payment Amount exceed the Class C Principal Balance.

         "Class C Maturity Date" means [ ] (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

         "Class C Target Principal Amount" means, with respect to any Payment Date, the product of: (i) the Class C Percentage and (ii) the Contract Pool Principal Balance as of the related Accounting Date.

         "Class D Floor" means, with respect to any Payment Date: (i) [ ]% of the Contract Pool Principal Balance as of the Initial Cut-off Date, plus (ii) the Principal Differential, if any, for such Payment Date, minus (iii) the amount on deposit in the Cash Collateral Account (after giving effect to withdrawals to be made on such Payment Date); provided, however, that in no event will the Class D Floor be greater than the Class D Principal Balance immediately prior to such Payment Date nor less than zero. Furthermore, if the Class C Principal Balance immediately prior to any Payment Date is less than or equal to the Class C Floor for such Payment Date, the Class D Floor with respect to such Payment Date will equal the Class D Principal Balance immediately prior to such Payment Date.

         "Class D Interest Carryover Shortfall" means, with respect to any Payment Date, the excess, if any, of the Class D Interest Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of interest on the Class D Notes on such preceding Payment Date, plus, to the extent permitted by law, an amount equal to the product of: (i) the Class D Interest Rate, (ii) such excess, and (iii) a fraction equal to one-twelfth.

         "Class D Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class D Monthly Interest Distributable Amount and the Class D Interest Carryover Shortfall for such Payment Date.

         "Class D Interest Rate" means [       ]% per annum.

         "Class D Monthly Interest Distributable Amount" means: (a) with respect to the first Accrual Period and the related Payment Date, an amount equal to the product of: (i) the Class D Interest Rate, (ii) the Initial Principal Amount of the Class D Notes, and (iii) a fraction equal to 28 divided by 360, and (b) with respect to each subsequent Accrual Period and the related Payment Date Payment Date, an amount equal to the product of: (i) the Class D Interest Rate, (ii) the Principal Balance of the Class D Notes on the immediately preceding Payment Date, after giving effect to all payments of principal to Class D Noteholders on or prior to such immediately preceding Payment Date, and (iii) a fraction equal to one-twelfth.

         "Class D Notes" means the $[ ] aggregate principal amount of [ ]% Receivable-Backed Notes, Class D, issued pursuant to the Indenture.

         "Class D Percentage" means [       ]%.

         "Class D Principal Payment Amount" means: (i) zero with respect to any Payment Date prior to the Payment Date on which the Class A-1 Principal Balance is reduced to zero, and (ii) with respect to any Payment Date thereafter, the excess, if any, of: (a) the Class D Principal Balance over (b) the greater of (1) the Class D Target Principal Amount and (2) the Class D Floor, if any; provided, however, that in no event will the Class D Principal Payment Amount exceed the Class D Principal Balance.

         "Class D Maturity Date" means [ ] (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

         "Class D Target Principal Amount" means, with respect to any Payment Date, the product of: (i) the Class D Percentage and (ii) the Contract Pool Principal Balance as of the related Accounting Date.

         "Certificate of Formation" means the limited liability company Certificate of Formation of the Depositor.

         "Certificate of Trust" has the meaning given such term in the Trust Agreement.

         "Certificate Register" has the meaning specified in the Trust
Agreement.

         "Closing Date" means [         ].

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Account" means the account so designated established pursuant to Section 7.01.

         "Collection Account Property" means the Collection Account, all amounts and investments held from time to time in the Collection Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

         "Collection Period" means a period beginning on the first day of a calendar month and ending on, but not including, the first day of the next calendar month, provided that the first Collection Period shall be the period beginning on the Initial Cut-off Date and ending on, but not including, the first day of the calendar month immediately following the calendar month in which the Closing Date occurs.

         "Commission" means the United States Securities and Exchange
Commission.

         "Computer Disk" means the computer disk generated by the Servicer (or applicable Financing Originator acting as subservicer as described in Section 5.05), which provides information relating to Contracts in the Contract Pool and which was used by such party in selecting the related Contracts for conveyance and inclusion in such Contract Pool, and includes the master file and the history file as well as servicing information with respect to such Contracts.

         "Contract" means each End-User Contract and each Vendor Loan listed on any Schedule of Contracts but, unless otherwise specified herein, shall not refer to any Secondary Contract.

         "Contract Assets" means, with respect to any Contracts (including Substitute Contracts) and related assets conveyed or being conveyed to the Depositor pursuant to the Purchase and Sale Agreement, a Substitution Assignment Agreement executed thereunder or the [ ] Assignment, and concurrently conveyed or being conveyed by the Depositor to the Trust pursuant to this Pooling Agreement or a Substitution Transfer Agreement, all right, title and interest of [ ] or the [ ] Trust, as the case may be, in, to and under:

                  (i) such Contracts, and all monies due or to become due in payment of such Contracts on and after the relevant Cut-off Date, and including Scheduled Payments due but not yet received prior to the relevant Cut-off Date and all other Scheduled Payments (including in respect of any Guaranteed Residual Investment) due or becoming due on or after the relevant Cut-off Date, any Prepayments, any payments in respect of a casualty or early termination, any Liquidation Proceeds received with respect thereto, but excluding any Scheduled Payments both due and actually received prior to the related Cut-off Date and any Excluded Amounts;

                  (ii) the Financed Items related to such Contracts and, in the case of any Vendor Loan, related Applicable Security, including all proceeds from any sale or other disposition of such Financed Items (but subject to the exclusion and release herein of Excluded Amounts) and any Guaranteed Residual Investment;

                  (iii) related Contract Files;

                  (iv) all payments made or to be made in the future with respect to such Contracts or the Obligor thereunder under any Vendor Agreements with the relevant Financing Originator and under any guarantee or similar credit enhancement with respect to such Contracts;

                  (v) all Insurance Proceeds with respect to each such Contract;

                  (vi) the Conveyancing Agreement (but solely with respect to
         [ ] Contract Assets conveyed to [ ] thereunder constituting Contract Assets), including: (A) all rights of [ ] to receive moneys due and to become due under or in respect of such Contract Assets pursuant to the Conveyancing Agreement, (B) all rights of [ ] to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to [ ] Contract Assets conveyed to [ ] thereunder constituting Contract Assets, (C) all claims of [ ] for damages arising out of or for breach of or default under the Conveyancing Agreement to the extent relating to [ ] Contract Assets conveyed to [ ] thereunder constituting Contract Assets, and (iv) the right of [ ] to amend, waive or terminate the Conveyancing Agreement, to compel performance and otherwise exercise remedies and rights thereunder, in each case with respect to or as applicable to [ ] Contract Assets conveyed thereunder constituting Contract Assets; and

                  (vii) all income from and proceeds of the foregoing.

         "Contract File" means, with respect to each Contract, the fully executed original counterpart (for UCC purposes) of the Contract, the original certificate of title or other title document with respect to the related Equipment (if applicable), and otherwise such documents or electronic entries, if any, that the Servicer (or applicable Financing Originator) keeps on file in accordance with Customary Policies and Procedures evidencing ownership of such Equipment (if applicable), and all other documents originally delivered to the Financing Originator or held by the Servicer (or subservicer under Section 5.05) with respect to any Contract.

         "Contract Pool" means, as of any date of determination, the aggregate of the Contracts which have been conveyed to the Trust and which constitute as of such date Trust Assets under the terms and provisions hereof.

         "Contract Pool Principal Balance" means with respect to any Payment Date, the sum of the Contract Principal Balances (computed as of the related Accounting Date) for all Contracts.

         "Contract Principal Balance" means as of any Accounting Date, with respect to any Contract the present value of the unpaid Scheduled Payments due on such Contract after such Accounting Date (excluding all Scheduled Payments due on or prior to, but not received as of, such Accounting Date, as well as any Scheduled Payments due after, but received as of, such Accounting Date), after giving effect to any Prepayments received on or prior to such Accounting Date, discounted monthly at the Discount Rate (assuming, for purposes of such calculation, that each Scheduled Payment is due on the last day of the applicable Collection Period); provided that, for purposes of computing the Total Principal Payment Amount or the Required Cash Collateral Amount for a given Payment Date (as well as all Payment Dates thereafter), the Contract Principal Balance of any Contract which became a Defaulted Contract during the related Collection Period or was required to be purchased by [ ] as of the last day of the related Collection Period in accordance with Section 5.01 of the Purchase and Sale Agreement, will be deemed to be zero on and after the last day of such Collection Period.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Servicer or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conveyancing Agreement" means the Conveyancing Agreement dated as of [ ] among the [ ] Financing Originators and [ ], as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Corporate Trust Office" means the office of the Owner Trustee at which its corporate trust business shall be administered, which initially shall be [ ], or such other office at such other address in the State of [ ] as the Owner Trustee may designate from time to time by notice to the Certificateholder, the Servicer, the Administrative Agent and the Depositor.

         "CPR" means a conditional prepayment rate which assumes that a fraction of the outstanding Contract Pool is prepaid on each Payment Date and also assumes that all Contracts have the same initial principal balance and amortize at the same rate.

         "CSA" means each conditional sales agreement, including, as applicable, schedules, subschedules, supplements and amendments to a master conditional sales agreement, pursuant to which specified assets were conditionally sold to an Obligor at specified monthly, quarterly, semi-annual or annual payments.

         "Current Collection Period Pledged Revenues" means, with respect to any Payment Date, the amount of Pledged Revenues in the Collection Account as of the immediately preceding Deposit Date which were received by the Servicer after the end of the related Collection Period, including all Liquidation Proceeds so received but excluding any Purchase Amount.

         "Customary Policies and Procedures" means, with respect to any Contract Assets, the customary standards, policies and procedures of the relevant Financing Originator with respect to such Contract Assets in effect at the time of the Cut-off Date with respect thereto, as the same may be changed from time to time (provided that any such change does not materially impair: (i) the collectability of the related Contract, or (ii) the Servicer's ability to perform its obligations under this Agreement with respect thereto).

         "Cut-off Date" means either or both (as the context may require) the Initial Cut-off Date and any Subsequent Cut-off Date, as applicable to the Contract or Contracts in question.

         "Date of Processing" means, with respect to any transaction or Pledged Revenue, the date on which such transaction or Pledged Revenue is first recorded (and, in the case of a transaction or Pledged Revenue related to a particular Contract, identified as to such particular Contract) on the related Financing Originator's or the Servicer's computer master file of Contracts (without regard to the effective date of such recordation).

         "Defaulted Contract" means a Contract in the Contract Pool with respect to which there has occurred one or more of the following: (i) all or some portion of any Scheduled Payment under the Contract (constituting at least ten percent (10%) of such Scheduled Payment due) is more than 180 days delinquent from its original due date (or, with respect to a Contract for which there exists available payment recourse to a Vendor to satisfy the amount in default, and which recourse was not yet available (pursuant to the contractual terms thereof) or had not yet been paid by the Vendor prior to the end of such 180 day period, then at such time thereafter as the Vendor shall have failed to pay such defaulted amount in accordance with the provisions of the Program Agreement, Vendor Assignment or other agreement with the Vendor providing such recourse), (ii) the Servicer has determined in its sole discretion, in accordance with Customary Policies and Procedures (and taking into account any available Vendor recourse), that such Contract is not collectible; or (iii) the End-User under such Contract (or applicable Vendor, if such Contract is a Vendor Loan) becomes the subject of an Insolvency Event.

         "Delinquent Contract" means any Contract as to which all or a portion of a Scheduled Payment (constituting at least ten percent (10%) of such Scheduled Payment due) is more than 60 days delinquent from its original due date.

         "Deposit Date" means the Business Day immediately preceding each Payment Date.

         "Depositor" means the "Depositor" as defined in the preamble hereto, or any successor entity thereto.

         "Determination Date" means, with respect to any Payment Date, the second Business Day prior to such Payment Date.

         "Discount Rate" means [         ]%.

         "Dollar" and "$" means lawful currency of the United States of America.

         "Eligible Contract" means each Contract owned (prior to its conveyance by a [ ] Financing Originator to [ ] under the Conveyancing Agreement if a [ ] Contract, prior to its conveyance by [ ] to the Depositor under the Purchase and Sale Agreement if an [ ] Contract, and prior to its conveyance by the [ ] Trust to the Depositor pursuant to the [ ] Assignment, if a [ ] Contract) by an Eligible Originator or the [ ] Trust, and with respect to which each of the following is true (to the extent applicable to such type of Contract) at the time of its conveyance to the Trust on the Closing Date (or Substitution Transfer Date, as applicable):

         (a) the information with respect to the Contract, any Secondary Contract securing the obligations under such Contract, and the Financed Items related to the Contract, delivered to the Administrative Agent by or at the direction of [ ] under the Purchase and Sale Agreement or by or at the direction of the [ ] Trust pursuant to the [ ] Assignment is true and correct in all material respects;

         (b) immediately prior to the transfer of such Contract and any related Equipment (or security interest therein) or Applicable Security to the Depositor (and the Depositor's concurrent transfer thereof to the Trust) such Contract was owned by [ ] or the [ ] Trust (and by the Depositor following the transfer by [ ] or the [ ] Trust) free and clear of any adverse claim, other than Permitted Liens; and immediately prior to the transfer of such Contract (if a [ ] Contract) and any related Equipment (or security interest therein) or Applicable Security by the applicable [ ] Financing Originator to [ ], such Contract was owned by the applicable [ ] Financing Originator free and clear of any adverse claim, other than with respect to Permitted Liens;

         (c) the Contract is neither a Defaulted Contract nor a Delinquent Contract;

         (d) no provision of the Contract has been waived, altered or modified in any material respect, except as indicated in the Contract File;

         (e) the Contract is a valid and binding payment obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by applicable Insolvency Laws and the availability of equitable remedies);

         (f) the Contract is not subject to litigation, or to rights of rescission, setoff, counterclaim or defense and, to [ ] or the Servicer's knowledge, no such rights have been asserted or threatened with respect to the Contract;

         (g) the Contract, at the time it was made, had been originated in compliance (in all material respects) with applicable law, and did not violate the laws of the United States or any state in any material respect;

         (h) (i) the Contract and any related Financed Item or interest therein (other than Excluded Residual Investments) have not been sold, transferred, assigned or pledged by the relevant Financing Originator, [ ] (in respect of [ ] Contracts) or the [ ] Trust to any other Person (other than (a) the sale of Contracts and any related financed or interest therein to [ ] or to the Depositor and then the [ ] Trust and (b) the financed sale of Equipment to an End-User effected through an End-User Contract), and (ii) if such Contract finances Equipment, either: (A) such Contract is secured by a fully perfected lien or ownership interest in favor of the relevant Financing Originator or, in the case of Equipment relating to the [ ] Contracts, the Depositor, on or in respect of the related Equipment (other than as contemplated by the Minimum Value Filing Exception), or, if the Contract is a Vendor Loan, the Vendor Loan is secured by a fully perfected lien or ownership interest in favor of the relevant Financing Originator or the [ ] Trust in the related Applicable Security, or (B) in the case of such a Contract secured by a Vehicle, within 90 calendar days of the origination or acquisition of such Contract by the relevant Financing Originator all applicable state registration or recording procedures were initiated, and the Financing Originator's interest in such Vehicle will be so noted or recorded within 180 days of such acquisition or origination, or a certificate of title or similar evidence of recordation on which the Financing Originator's interest has been noted has been obtained;

         (i) if the Contract constitutes an "instrument" or "chattel paper" for purposes of the UCC, there is not more than one "secured party's original" counterpart of the Contract and such original counterpart is in the Contract File;

         (j) all filings (including filings of UCC financing statements) necessary: (i) in respect of Contracts consisting of [ ] Contracts, to evidence or perfect the conveyance or transfer of the relevant [ ] Financing Originator's ownership interest in the [ ] Contract, and the [ ] Financing Originator's corresponding interest in the related Equipment or Applicable Security, as applicable, to [ ], and (ii) in respect of all Contracts (i.e., Contracts consisting of either [ ] Contracts, [ ] Contracts or [ ] Contracts), to evidence or perfect the conveyance or transfer of [ ] or [ ] Trust's ownership interest in the Contract, and [ ] corresponding interest in the related Equipment or Applicable Security, as applicable, to the Depositor (as well as the concurrent conveyance of such property hereunder, other than ownership interests in Equipment, from the Depositor to the Trust), have been made in all appropriate jurisdictions; provided, that UCC financing statement filings with respect to Equipment or Applicable Security which name the Financing Originator as secured party have not been amended to indicate either [ ] (with respect to [ ] Contracts), the Depositor or the Trust as an assignee (although separate UCC filings were made against the relevant Financing Originator's interest in Applicable Security in each jurisdiction where a related Vendor is located); and provided further, that only filings in the States of [ ] and [ ] have been made in favor of the Trust as secured party against the Depositor as debtor describing as collateral (among other things) the Depositor's ownership interest in Equipment, in respect of the security interest in Equipment owned by the Depositor which has been granted to the Trust pursuant to Section 2.01 hereof.

         (k) the Obligor is not, to [ ] knowledge, subject to bankruptcy or other insolvency proceedings;

         (l) the Obligor's billing address is in the United States or Puerto Rico, and the Contract is a U.S. dollar-denominated obligation;

         (m) the Contract does not require the prior written notification to or consent of an Obligor or contain any other restriction on the transfer or assignment of the Contract, other than (i) certain Contracts the Contract Pool Principal Balance of which, in proportion to the Contract Pool Principal Balance of all Contracts in the Contract Pool at the time of conveyance, is not material, that require notifications of the assignment to the Obligor, which notification will be given by the Servicer not more than 10 days following the Closing Date (or Substitution Transfer Date in the case of a Substitution Contract) (it being understood that if such notifications are not so timely obtained, the affected Contract shall be deemed and treated for all purposes of this Pooling Agreement and the other Transaction Documents as not having complied with this criteria for an Eligible Contract as of the Closing Date or Substitution Transfer Date, as the case may be), and (ii) certain Contracts that require the consent of the related Obligor, which consent shall have been obtained by the Servicer not later than 10 days following the Closing Date or Substitution Transfer Date, as the case may be;

         (n) either: (x) the obligations of the related Obligor under such Contract are irrevocable and unconditional and non-cancelable (it being understood that Contracts which are prepayable in accordance with their terms shall not, by virtue of that fact alone, be deemed revocable, conditional or cancelable) or, if not irrevocable and unconditional, have the benefit of a Vendor Guarantee or (y) with respect to certain Leases with Lessees that are governmental entities or municipalities, if such Lease is canceled in accordance with its terms, either: (1) the Vendor that assigned such Lease to the applicable Financing Originator is unconditionally obligated to repurchase such lease from the Financing Originator for a purchase price not less than the Contract Principal Balance of such Lease (as of the date of cancellation), or (2) pursuant to the Purchase and Sale Agreement, [ ] has indemnified the Depositor against such cancellation in an amount at least equal to the Contract Principal Balance of such Lease (as of the date of cancellation), less any amounts paid by the Vendor pursuant to clause (1);

         (o) no selection procedure adverse to the interests of the Trust or the Equity Certificateholder was used in selecting the Contract for the Contract Pool;

         (p) the Obligor under the Contract is required to maintain casualty insurance or to self-insure with respect to the related Equipment in accordance with Customary Policies and Procedures;

         (q) the Contract constitutes chattel paper, an account, an instrument or a general intangible, in each case as defined under the UCC;

         (r) the Contract is not a "consumer lease" as defined in Section 2A-103(1)(e) of the UCC;

         (s) if such Contract is a Lease, to the best knowledge of the relevant Financing Originator, the Lessee thereunder has accepted and has had reasonable opportunity to inspect the related Equipment;

         (t) except as provided in clause (n) above, the Contract is not subject to any guarantee by the Financing Originator, nor has the Financing Originator established any specific credit reserve with respect to the related Obligor;

         (u) if such Contract is a Lease, such Lease is a "triple net lease" under which the Obligor is responsible for the maintenance, taxes and insurance with respect to the related Equipment in accordance with general industry standards applicable to such item of Equipment;

         (v) if such Contract is a Vendor Loan, such Vendor Loan is secured by an Eligible Secondary Contract having an aggregate Discounted Contract Balance for such Eligible Secondary Contract (determined as of the relevant Cut-off Date for such Vendor Loan) not less than the outstanding principal amount of such Vendor Loan (assuming the interest rate specified in such Vendor Loan is the "Sale Discount Rate" for purposes of calculating such Discounted Contract Balance);

         (w) such Contract is not an obligation of the United States of America or an agency, department, or instrumentality of the United States of America;

         (x) such Contract contains provisions customary to similar financing agreements for Financed Items, which provisions are sufficient and enforceable (except as may be limited by applicable Insolvency Laws and the availability of equitable remedies) to enable the relevant Financing Originator (or its assignees, including the [ ] Trust, the Depositor and the Trust) to realize against the Financed Items related thereto (to the extent such Financed Items secure or support the payment of the Contract);

         (y) if the Obligor in respect of such Contract is a state or local governmental entity or municipality, the conveyance of such a Contract under and pursuant to the Transaction Documents does not violate applicable state or municipal laws or regulations (if any) restricting or prohibiting the assignment of claims against or obligations of such Obligor.

         "Eligible Investments" means negotiable instruments or securities or other investments: (a) which, except in the case of demand or time deposits, investments in money market funds and Eligible Repurchase Obligations, are represented by instruments in bearer or registered form or the ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers, (b) which, as of any date of determination, mature by their terms on or prior to the Payment Date immediately following such date of determination (or mature on such other Business Day as the Rating Agencies may approve), and (c) which evidence:

                  (i) direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America);

                  (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from each of Standard & Poor's and Moody's in the Highest Required Investment Category granted by such Rating Agency;

                  (iii) commercial paper, or other short term obligations, having, at the time of the Trust's investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each of Standard & Poor's and Moody's;

                  (iv) demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC;

                  (v) notes that are payable on demand or bankers' acceptances issued by any depository institution or trust company referred to in
         (ii) above;

                  (vi) investments in money market funds having, at the time of the Trust's investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from each of Standard & Poor's and Moody's or having otherwise been approved in writing by each Rating Agency;

                  (vii) time deposits with an entity the commercial paper of which has, at the time of the Trust's investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each of Standard & Poor's and Moody's;

                  (viii) Eligible Repurchase Obligations; and

                  (ix) any other negotiable instruments or securities or other investments in which the investment by the Trust therein has been approved in writing by each Rating Agency.

         "Eligible Repurchase Obligations" means repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (c)(ii) of the definition of Eligible Investments.

         "Eligible Secondary Contract" shall mean each Secondary Contract

                  (i) that satisfies all the criteria set forth in the definition of "Eligible Contract" except clauses (b), (h) (with respect to ownership by the Financing Originator of the Contract) and
         (w) thereof, and except that the term "Obligor" shall mean "End-User" in all such criteria;

                  (ii) with respect to which Secondary Contract and the proceeds thereof the relevant Financing Originator (or, in the case of [ ] Contracts, the [ ] Trust, as assignee) has a duly perfected first priority lien; and

                  (iii) with respect to which: (A) if such Secondary Contract secures a Vendor Loan constituting a [ ] Contract, the transfer of the [ ] Financing Originator's security interest in such Secondary Contract and the proceeds thereof to [ ], the transfer of [ ] interest so acquired to the Depositor, and, if applicable, the Depositor's transfer of its interest therein to the [ ] Trust and the
         [ ] Trust's transfer of such interest back to the Depositor, is effective to create in favor of the Depositor a lien therein and such lien has been duly perfected, or (B) if the Secondary Contract instead secures a Vendor Loan constituting an [ ] Contract, then the transfer of [ ] security interest in such Secondary Contract and the proceeds thereof to the Depositor, and if applicable, the Depositor's transfer of its interest therein to the [ ] Trust and the [ ] Trust's transfer of such interest back to the Depositor, is effective to create in favor of the Depositor a lien therein and such lien has been duly perfected.

         "End-User" shall mean any party that uses the Financed Items pursuant to an End-User Contract.

         "End-User Contract" shall mean any CSA, Secured Note, Lease, IPA, or other Financing Agreement covering Financed Items originated by an Originator.

         "Equipment" means with respect to any Contract, the tangible assets constituting "goods" within the meaning of the UCC, in each case financed or leased by an Obligor pursuant to a Contract, or which otherwise provide security for the payment of amounts payable thereunder.

         "Equity Certificate" has the meaning specified in the Trust Agreement.

         "Equity Certificateholder" means the Person in whose name the Equity Certificate is registered in the Certificate Register.

         "Event of Default" has the meaning specified in the Indenture.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended or supplemented from time to time.

         "Excluded Amounts" means: (i) any collections on deposit in the Collection Account or otherwise received by the Servicer on or with respect to the Contract Pool or related Equipment, which collections are attributable to any taxes, fees or other charges imposed by any Governmental Authority, (ii) any collections representing reimbursements of insurance premiums or payments for services that were not financed by the applicable Originator, (iii) collections relating to security deposits, and (iv) collections representing Late Charges, documentation fees, administrative charges or extension fees on any Contract, or maintenance premiums in respect of related Equipment.

         "Excluded Residual Investments" means Residual Investments, other than Guaranteed Residual Investments.

         "FDIC" shall mean the Federal Deposit Insurance Corporation, or any successor thereto.

         "Financed Items" means Equipment, Software, Services and other property and services that are permitted to be financed under Contracts in accordance with Customary Policies and Procedures of the applicable Financing Originator.

         "Financing Agreement" means each financing agreement covering Financed Items, other than a CSA, a Secured Note, a Lease or an IPA.

         "Financing Originator" means any of the following as of the Closing
Date: [ ].

         "Governmental Authority" means the United States of America, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

         "Guaranteed Residual Investment" means each Residual Investment with respect to which the Financing Originator may look to either the Vendor or to the related Obligor on an End-User Contract constituting a Lease, and not just the value of the related Equipment itself, to recover its full Residual Investment.

         "Highest Required Investment Category" means: (i) with respect to ratings assigned by S&P, A-1+ for short-term instruments and AAA for long-term instruments and (ii) with respect to ratings assigned by Moody's, A2 or P-1 for one month instruments, A1 or P-1 for three month instruments, Aa3 or P-1 for six month instruments and Aaa or P-1 for instruments with a term in excess of six months.

         "Holder" has the meaning specified in the Indenture.

         "Indebtedness" means, with respect to any Person at any date, without duplication: (a) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under capital leases, (c) all obligations of such Person in respect of acceptances or letters of credit issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above.

         "Indenture" means the Indenture, dated as of the date hereof, between the Issuer and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

         "Indenture Trustee" means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

         "Independent", when used with respect to any specified Person, means such a Person who: (i) is in fact independent of the Issuer, the Depositor or the Servicer, (ii) is not a director, officer or employee of any Affiliate of the Issuer, the Depositor or the Servicer, (iii) is not a person related to any officer or director of the Issuer, the Depositor or the Servicer or any of their respective Affiliates, (iv) is not a holder (directly or indirectly) of more than 10% of any voting securities of the Issuer, the Depositor or the Servicer or any of their respective Affiliates, and (v) is not connected with the Issuer, the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "Ineligible Contract" has the meaning specified in Section 7.06.

         "Initial Class A-1 Principal Amount" means $[            ].

         "Initial Class A-2 Principal Amount" means $[            ].

         "Initial Class A-3 Principal Amount" means $[            ].

         "Initial Class A-4 Principal Amount" means $[            ].

         "Initial Class A-5 Principal Amount" means $[            ].

         "Initial Class B Principal Amount" means $[            ].

         "Initial Class C Principal Amount" means $[            ].

         "Initial Class D Principal Amount" means $[            ].

         "Initial Contract Assets" has the meaning assigned in Section 2.01 of the Purchase and Sale Agreement.

         "Initial Contract Pool Principal Balance" is $[            ].

         "Initial Contracts" means those Contracts conveyed to the Trust on the Closing Date.

         "Initial Cut-off Date" means [                   ].

         "Initial Principal Amount" means, when used in the context of a reference to an individual Class of Notes, the initial principal amount applicable to such Class as defined above.

         "Insolvency Event" means, with respect to a specified Person: (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under such law, taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property; or (c) or the making by such Person of any general assignment for the benefit of creditors; or (d) the failure by such Person generally to pay its debts as such debts become due; or
(e) the admission by such Person in writing of its inability generally to pay its debts when the same become due; or (f) the taking of action by such Person in furtherance of any of the foregoing.

         "Insolvency Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

         "Insurance Policy" means, with respect to any Contract, an insurance policy covering physical damage to or loss of the related Equipment.

         "Insurance Proceeds" means, depending on the context, any amounts payable or any payments made, to the Servicer (or applicable Financing Originator) under any Insurance Policy.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Investment Earnings" means, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Collection Account, Note Distribution Account and the Cash Collateral Account.

         "IPA" means each installment payment agreement, including as applicable, schedules, subschedules, supplements and amendments, pursuant to which the relevant Originator financed the purchase or acquisition of specified assets by an Obligor for specified monthly, quarterly, semiannual or annual payments.

         "Issuer" is defined in the preamble hereto.

         "Late Charges" means any late payment fees paid by Obligors on Contracts.

         "Lease" means each agreement constituting a "lease" within the meaning of Section 2A-103 of the UCC, and including, as applicable, schedules, subschedules, supplements and amendments to a master lease, pursuant to which the Originator, as lessor, leased specified assets to a Lessee at a specified monthly, quarterly, semiannual or annual rental.

         "Lessee" means, with respect to any Lease, the Obligor with respect to such Lease.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), equity interest, participation interest, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional transfer or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing.

         "Liquidation Expenses" means, with respect to any Defaulted Contract, the aggregate amount of all out-of-pocket expenses reasonably incurred by the Servicer (including amounts paid to or expenses incurred by any subservicer, other than subservicing fees, if any) in accordance with Customary Policies and Procedures in connection with the repossession, refurbishing and disposition of any related Equipment, and other out-of-pocket costs related to the liquidation of any such Equipment, including reasonable attorneys fees incurred in the attempted collection of any amount owing pursuant to such Defaulted Contract, and including amounts determined by the Servicer in its reasonable discretion as payable in respect of any sales, use, personal property or other taxes assessed or to be assessed on repossessed or liquidated Equipment.

         "Liquidation Proceeds" means, with respect to a Defaulted Contract, proceeds from the transfer, lease or re-lease of the related Financed Items, Insurance Proceeds, and any other recoveries with respect to such Defaulted Contract and the related Financed Items (including, without limitation, amounts received pursuant to a Program Agreement), but net of Liquidation Expenses, Late Charges, amounts payable to a Vendor in respect of (and in amounts not exceeding) amounts previously paid by such Vendor in respect of such Contract under Vendor recourse provisions, and amounts, if any, so received that are required to be refunded to the Obligor on such Contract.

         "Material Adverse Effect" means, with respect to any event or circumstance, a material adverse effect on:

                  (i) the ability of [ ], [ ] any Financing Originator, the
         [   ] Trust, the Depositor, the Trust or the Servicer to perform in all material respects its obligations under this Agreement or any other Transaction Document;

                  (ii) the validity or enforceability of this Agreement, any other Transaction Document, or the Contracts, or the collectability of the Contracts; or

                  (iii) the status, existence, perfection, priority or enforceability of the Trust's interest in the Contracts and the other Trust Assets.

         "Material Modification" means a termination or release (including pursuant to prepayment), or an amendment, modification or waiver, or equivalent similar undertaking or agreement, by the Servicer with respect to a Contract which would not otherwise be permitted under the standards and criteria set forth in Sections 5.08, 5.09 and/or 5.10 hereof.

         "Maturity Date" means, as applicable, the Class A-1 Maturity Date, Class A-2 Maturity Date, Class A-3 Maturity Date, Class A-4 Maturity Date, Class A-5 Maturity Date, Class B Maturity Date, Class C Maturity Date, or Class D Maturity Date.

         "Minimum Value Filing Exception" means the variation from the relevant Financing Originator's normal policies and practices with respect to filing UCC financing statements against an Obligor describing Equipment which is the subject of a Contract, in each case as set forth in Exhibit J hereto.

         "Monthly Report" has the meaning specified in Section 9.01.

         "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

         "Note" means any one of the notes of the Trust of any Class executed and authenticated in accordance with the Indenture.

         "Note Distribution Account" means the account established and maintained as such pursuant to Section 7.01.

         "Note Register" has the meaning given such term in Section 2.04 of the Indenture.

         "Noteholder" means any registered holder of a Note.

         "[ ] Contract" means a Contract originated or acquired by [ ] (including without limitation any Contract originated or acquired by [ ] and transferred to the Depositor and by the Depositor to the [ ] Trust prior to the Closing Date) but which is not a [ ] Contract.

         "[ ] Contract Assets" means Contract Assets relating to [ ]
Contracts.

         "[ ] Representations and Warranties" means the representations and warranties set forth in Sections 3.02, of the Purchase and Sale Agreement.

         "Obligor" means, with respect to any Contract, the Person or Persons obligated to make payments with respect to such Contract, including any guarantor thereof (and including, with respect to a Contract consisting of a Vendor Loan, the Vendor obligated in respect of such Vendor Loan).

         "Officer's Certificate" means, with respect to any Person, a certificate signed by an authorized officer of such Person and delivered to the party entitled to receipt thereof under any applicable Transaction Document.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel (including internal counsel) for the Depositor or the Servicer and who shall be reasonably acceptable to the Owner Trustee.

         "Originator" means, with respect to each Contract, the party that is the original lessor or financing party thereunder.

         "Owner Trustee" means [ ], not in its individual capacity, but solely as Owner Trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

         "Payment Date" shall mean the [ ] day of each calendar month or, if such [ ] day is not a Business Day, the next succeeding Business Day, with the first such Payment Date hereunder being [ ]

         "Paying Agent" means any Person described as such in Section 7.04(b).

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Permitted Liens" means

         (a) with respect to Contracts in the Contract Pool:

                  (i) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto;

                  (ii) Liens in favor of [ ] created by a [ ] Financing Originator pursuant to the Conveyancing Agreement, or Liens in favor of the Depositor created pursuant to the Purchase and Sale Agreement or Liens in favor of the [ ] Trust created pursuant to the [ ] Pooling Agreement, in each case transferred to the Trust pursuant hereto;

                  (iii) Liens in favor of the Trust created pursuant to this Agreement; and

                  (iv) Liens in favor of the Indenture Trustee created pursuant to the Indenture and/or this Agreement; and

         (b) with respect to the related Equipment:

                  (i) materialmen's, warehousemen's, mechanics' and other liens arising by operation of law in the ordinary course of business for sums not due;

                  (ii) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto;

                  (iii) Liens in favor of [ ] created by a [ ] Financing Originator pursuant to the Conveyancing Agreement, or Liens in favor of the Depositor created pursuant to the Purchase and Sale Agreement, in each case transferred to the Trust pursuant hereto or Liens in favor of the Depositor created pursuant to the [ ] Purchase and Sale Agreement;

                  (iv) Liens in favor of the Trust created pursuant to this Agreement;

                  (v) Liens in favor of an Originator which have been transferred to the applicable Financing Originator and pursuant to the Purchase and Sale Agreement by such Financing Originator to the Depositor (through [ ] and the Conveyancing Agreement in the case of
         [ ] Financing Originators, and through [ ], the Depositor and the [ ] Trust and the [ ] Assignment in the case of the [ ] Contracts) and in each case transferred to the Trust pursuant hereto;

                  (vi) Liens in favor of the Indenture Trustee crated pursuant to the Indenture and/or this Agreement;

                  (vii) (A) interests in favor of [ ] (" ") which are subject to the prior payment of all Obligor obligations in respect of Scheduled Payments on the related Contract and which have been transferred by [ ] along with the related Contract to its limited purpose affiliate, [ ], and (B) interests in favor of a Vendor which are subject to the prior payment of all Obligor obligations in respect of Scheduled Payments on the related Contract; and

                  (viii) Liens granted by the End-Users which are subordinated to the interest of the Trust in such Equipment.

         "Person" means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Servicer or any member of the Controlled Group may have any liability.

         "Pledged Revenues" means: (i) all Scheduled Payments on the Contracts received on or after the Cut-Off Date (excluding the Excluded Amounts); (ii) any Prepayments received on the Contracts on or after the Cut-Off Date (other than

         (a) in the case of a Lease, any portion thereof allocated to the Depositor, or

         (b) in the case of a Prepaid Contract for which a substitution has been made in accordance with Section [ ] of the Pooling and Servicing Agreement, that portion thereof to which the Depositor is entitled pursuant to Section [ ]); (iii) the Purchase Amount of any Contracts purchased by [ ] in accordance with Section [ ] of the Pooling and Servicing Agreement (other than any portion thereof attributable in the case of a Lease to the Excluded Residual Investment of the related Equipment); (iv) the amount paid by the Depositor to purchase the Contracts pursuant to Section [ ] of the Pooling and Servicing Agreement; (v) that portion of the Liquidation Proceeds received in respect of any Contracts and the disposition of the related Equipment on or after the Cut-Off Date and allocated to the Trust; and (vi) any earnings on the investment of amounts credited to the Trust Accounts. Pledged Revenues shall not include any amounts received with respect to any Excluded Residual Investment.

         "Pooling Agreement" means this Pooling and Servicing Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Prepaid Contract" means any Contract that has terminated or been prepaid in full prior to its scheduled expiration date (including because of a Casualty Loss), other than a Defaulted Contract.

         "Prepayment" means with respect to any Collection Period for any Contract, a partial or full prepayment of amounts due and owing under such Contract.

         "Principal Amount" means, with respect to a Class of Notes, the aggregate Initial Principal Amount thereof reduced by: (i) the aggregate amount of any payments applied in reduction of such principal amount and (ii) the aggregate amount of any payments then on deposit in the Note Distribution Account, if any, for such Class of Notes established in accordance with the Indenture and to be applied in reduction of such principal amount in accordance with such Indenture.

         "Principal Differential" means, with respect to any Payment Date, the excess, if any, of: (i) the remainder, if any, of: (a) the Aggregate Principal Amount of the Notes (prior to giving effect to the payment of principal on the Notes on such Payment Date) minus (b) the lesser of: (1) the Contract Pool Principal Balance as of the related Accounting Date for the preceding Payment Date, minus the Contract Pool Principal Balance as of the related Accounting Date for such Payment Date, or (2) the Related Collection Period Pledged Revenue remaining after the payment of amounts owing to the Servicer and the payment of all interest due on the Notes on such Payment Date, over (ii) the aggregate of the Required Payoff Amounts for all Contracts as of the related Accounting Date.

         "Principal Deficiency Amount" means, with respect to any Payment Date, the lesser of: (a) the Current Realized Losses for the related Collection Period or (b) the excess, if any, of: (i) the Principal Amount of the Notes (after giving effect to all distributions of principal from the Available Pledged Revenues (determined without regard to the last sentence of the definition thereof) on such Payment Date), over (ii) the aggregate of the Required Payoff Amounts for all Contracts as of the last day of the related Collection Period.

         "Program Agreement" means each vendor finance program agreement pursuant to which End-User Contracts originated by a Vendor are assigned to the applicable Financing Originator.

         "Prospectus" has the meaning given such term in the Underwriting Agreement.

         "Purchase Amount" means, with respect to Ineligible Contracts, on any date of determination, the aggregate Required Payoff Amount for such Ineligible Contracts as of the related Accounting Date. "Purchase and Sale Agreement" means the Purchase and Sale Agreement dated as of [ ] among [ ], [ ] and the Depositor, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Purchase Price" means, with respect to any Contract conveyed on the Closing Date (or any Subsequent Transfer Date, as applicable), an amount equal to the Contract Principal Balance of such Contract as of the applicable Cut-off Date.

         "Qualified Eligible Investments" means Eligible Investments acquired by the Indenture Trustee in its name and in its capacity as Indenture Trustee, which are held by the Indenture Trustee in the Trust Accounts and with respect to which: (a) the Indenture Trustee has noted its interest therein on its books and records, and (b) the Indenture Trustee has purchased such investments for value without notice of any adverse claim thereto (and, if such investments are securities or other financial assets or interests therein, within the meaning of Section 8-102 of the UCC as enacted in the State of New York, without acting in collusion with a securities intermediary in violating such securities intermediary's obligations to entitlement holders in such assets, under Section 8-504 of such UCC, to maintain a sufficient quantity of such assets in favor of such entitlement holders), and (c) either:
(i) such investments are in the possession of the Indenture Trustee, or (ii) such investments: (A) if certificated securities and in bearer form, have been delivered to the Indenture Trustee, or in registered form, have been delivered to the Indenture Trustee and either registered by the issuer in the name of the Indenture Trustee or endorsed by effective endorsement to the Indenture Trustee or in blank; (B) if uncertificated securities, the ownership of which has been registered to the Indenture Trustee on the books of the issuer thereof (or another person, other than a securities intermediary, either becomes the registered owner of the uncertified security on behalf of the Indenture Trustee or, having previously become the registered owner, acknowledges that it holds for the Indenture Trustee); or (C) if securities entitlements (within the meaning of Section 8-102 of the UCC as enacted in the State of New York) representing interests in securities or other financial assets (or interests therein) held by a securities intermediary (within the meaning of said Section 8-102), a securities intermediary indicates by book entry that a security or other financial asset has been credited to the Indenture Trustee's securities account with such securities intermediary. Any such Qualified Eligible Investment may be purchased by or through the Indenture Trustee or any of its Affiliates.

         "Qualified Institution" means: (a) the corporate trust department of the Indenture Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank): (i) (A) which has (or the parent corporation of which has) either: (1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) which is otherwise acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

         "Rating Agency" means each of S&P and Moody's, so long as such Persons maintain a rating on the Notes; and if none of S&P or Moody's, no longer maintains a rating on the Notes; such other nationally recognized statistical rating organization selected by the Depositor.

         "Rating Agency Condition" means, with respect to any action or series of related actions or proposed transaction or series of related proposed transactions, that each Rating Agency shall have notified the Depositor and the Owner Trustee and the Indenture Trustee in writing that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not result in a Ratings Effect.

         "Ratings Effect" means, with respect to any action or series of related actions or proposed transaction or series of related proposed transactions, a reduction or withdrawal of the rating of any outstanding Class with respect to which a Rating Agency has previously issued a rating as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.

         "Record Date" means, with respect to any Payment Date, the calendar day immediately preceding such Payment Date.

         "Related Collection Period Pledged Revenues" means, with respect to any Payment Date, the amount of Pledged Revenues in the Collection Account as of the Deposit Date which were received by the Servicer during the related Collection Period, including all Liquidation Proceeds (other than in respect of Excluded Residual Investment) so received by excluding any Purchase Amounts.

         "Replaced Assets" has the meaning assigned such term in Section 2.04.

         "Replaced Contracts" has the meaning assigned such term in
Section 2.04.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Holders" means: (i) prior to the payment in full of the Class A Notes Outstanding, Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders, Class A-4 Noteholders and/or Class A-5 Noteholders holding Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and/or Class A-5 Notes evidencing more than 66 2/3% of the Aggregate Principal Amount of all Class A Notes Outstanding, (ii) from and after the payment in full of the Class A Notes Outstanding, Holders of Class B Notes holding Class B Notes evidencing more than 66 2/3% of the Aggregate Principal Amount of all Class B Notes Outstanding, (iii) from and after the payment in full of the Class B Notes Outstanding, Holders of Class C Notes holding Class C Notes evidencing more than 66 2/3% of the Aggregate Principal Amount of all Class C Notes Outstanding, and (iv) from and after the payment in full of the Class C Notes Outstanding, Holders of Class D Notes holding Class D Notes evidencing more than 66 2/3% of the Aggregate Principal Amount of all Class D Notes Outstanding.

         "Required Payoff Amount" means, with respect to any Collection Period for a Contract, the sum of: (i) the Scheduled Payment due in such Collection Period, together with any Scheduled Payments due in prior Collection Periods but not yet received, plus (ii) the Contract Principal Balance of such Contract (after taking into account the Scheduled Payment due in such Collection Period whether or not received).

         "Requirements of Law" for any Person means the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or order or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, State or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

         "Required Cash Collateral Amount" means: (i) with respect to any Payment Date on or prior to the Payment Date occurring in [ ], an amount equal to $[ ], and (ii) with respect to any Payment Date thereafter, an amount equal to the greater of: (a) the sum of: (1) [ ]% of the Contract Pool Principal Balance for such Payment Date, plus (2) the excess, if any of: (A) the Aggregate Principal Amount of the Notes (after giving effect to all distributions of principal on such Payment Date) over (B) the Contract Pool Principal Balance for such Payment and (b) $[ ]; provided, that in no event will the Required Cash Collateral Amount exceed the Aggregate Principal Amount of the Notes.

         "Residual Investment" means, with respect to certain Leases, any funds that the Financing Originator shall have advanced against all or any portion of the anticipated residual value of the leased Equipment upon the expiration of such Lease in accordance with its terms, and in excess of the discounted present value of the rental payments due under such Lease.

         "Responsible Officer" means, with respect to the Owner Trustee, any officer in its Corporate Trust Administration Department (or any similar group of a successor Owner Trustee) customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

         "Scheduled Payment" means, with respect to any Contract, the monthly or quarterly or semi-annual or annual rent or financing (whether principal or principal and interest) payment or other payment scheduled to be made by the related Obligor under the terms of such Contract (or, if applicable, from a Vendor or Obligor with respect to any Guaranteed Residual Investment); it being understood that Scheduled Payments do not include any Excluded Amount or Excluded Residual Investment but does not include Guaranteed Residual Investment.

         "Schedule of Contracts" means the schedule of Contracts which are conveyed to the Trust pursuant to the related Assignment Agreement, executed and delivered on of the Closing Date, which schedule shall identify by any reasonable means or designation the applicable Financing Originator with respect to each Contract identified in such Schedule, and which shall otherwise be substantially in the form attached hereto as Exhibit C. Such Schedule shall be supplemented from time to time: (a) by each subsequent Substitution Schedule of Contracts with respect to each Substitution Transfer Agreement and related Substitution Transfer, which Schedules of Contracts shall be deemed incorporated and made a part of the original Schedule of Contracts on Exhibit C hereto; and (b) by the Servicer from time to time to reflect the release by and removal from the Trust Assets of: (i) Contracts released in connection with: (A) in respect of a Contract becoming a Prepaid Contract in accordance herewith or having its final Scheduled Payment paid in full in accordance with the Contract, or (B) in respect of a repurchase from the Trust through payment of a Purchase Amount, and (ii) Replaced Contracts. The comprehensive Schedule of Contracts is to be maintained by the Servicer (with copies thereof, as the same shall be supplemented or amended as described above, to be provided promptly to the Owner Trustee). With respect to the Closing Date Transfer Agreement (or Substitution Transfer Agreement, as applicable), "Schedule of Contracts" shall mean the schedule attached thereto identifying the Contracts being conveyed thereby.

         "Schedule of Representations" means the Schedule of Representations and Warranties set forth on Exhibit G hereto.

         "Secondary Contract" shall mean, with respect to a Vendor Loan, each End-User Contract securing such Vendor Loan.

         "Secured Note" means each promissory note with a related security interest evidenced by written agreement, pursuant to which the purchase of specified assets by an Obligor or End-User is financed for specified monthly, quarterly, semiannual or annual payments.

         "Securities" means the Notes and the Certificate, or any of them.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Securityholders" means the Holders of the Notes or the Certificate.

         "Servicer" means initially [ ], until any Successor Servicer is appointed pursuant to Article VIII hereof, and thereafter, means the Successor Servicer so appointed.

         "Servicer Advance" means, with respect to any Payment Date, the amounts, if any, deposited by the Servicer in the Collection Account for such Payment Date in respect of Scheduled Payments pursuant to Section 5.14 hereof.

         "Servicer Default" has the meaning given such term in Section 8.01.

         "Services" means, in connection with the financing of Software by an Originator, the support and consulting services related to such Software, the procurement of which was also financed by such Originator pursuant to a Contract.

         "Servicing Fee" has the meaning specified in Section 5.18 hereof.

         "Servicing Fee Percentage" means [        ]%.

         "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of Contracts.

         "Servicing Standard" means, with respect to the servicing and collection activities of the Servicer concerning the Contract Assets, the conduct of such activities with reasonable care, using that degree of skill and attention that the relevant Financing Originator for such Contract Assets exercises with respect to all comparable contracts and related assets that it services for itself or others, and in accordance with Customary Policies and Procedures and applicable law.

         "Servicing Transfer" is defined in Section 8.02(b).

         "Software" means the computer software programs financed or leased by an Obligor pursuant to a Contract.

         "Solvent" means, as to any Person at any time, that: (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code; (b) the present fair saleable value of the Property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital.

         "S&P" means Standard & Poor's Ratings Service, a division of The McGraw Hill Companies, or any successor thereto.

         "State" means any one of the 50 States of the United States of America, the trust territories of the United States, or the District of Columbia.

         "Subsidiary" means with respect to a Person, any corporation or other entity of which securities or other ownership interests (whether directly or indirectly in connection with contract rights) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Substitute Contract" means any Contract conveyed, assigned and transferred by the Depositor or [ ] to the Trust pursuant to Section 2.04.

         "Substitute Contract Assets" means Contract Assets relating to Substitute Contracts.

         "Substitute Contract Qualification Conditions" means, with respect to any Substitute Contract being transferred to the Trust pursuant to Section 2.04, each of the following:

         (c) the accuracy of each of the following statements as of the related Cut-off Date for such Contract:

                  (i) the Contract Principal Balance of such Substitute Contract is not less than that of the related Replaced Contract[s];

                  (ii) no adverse selection procedure shall have been employed in the selection of such Substitute Contract from the Financing Originator's portfolio;

                  (iii) each such Substitute Contract satisfied the criteria set forth in the definition of Eligible Contract herein; and

                  (iv) if the Replaced Contract for which such Substitute Contract is being substituted was a [ ] Contract, then such Substitute Contract is itself a [ ] Contract, and if such Replaced Contract is an [ ] Contract, then such Substitute Contract is itself an [ ] Contract; and

         (d) with respect to any such Substitute Contract which is replacing a Replaced Contract of the type described in subclause (i) of the definition of Substitution Event (a "Type"), the condition that after giving effect to such transfer, the Contract Pool Principal Balance of all Substitute Contracts transferred to the Trust since the Closing Date in respect of Replaced Contracts of the same Type shall not exceed 10% of the Contract Pool Principal Balance as of the Initial Cut-off Date.

         "Substitute Transferred Assets" has the meaning assigned such term in
Section 2.04.

         "Substitution Assignment Agreement" means, with respect to any Substitute Contracts, the agreement between [ ] and the Depositor pursuant to which [ ] transfers the identified Substitute Contracts to the Depositor, the form of which is attached to the Purchase and Sale Agreement as Exhibit B.

         "Substitution Cut-off Date" means the date specified as such for the relevant Substitute Contracts, in the related Substitution Transfer Agreement.

         "Substitution Event" means, with respect to any transfer of a related Substitute Contract to the Trust under Section 2.04, the occurrence of any of the following: (a) one or more Contracts identified in the related Substitution Notice as being an intended Replaced Contract with respect to such Substitute Contract, has become a Defaulted Contract, (b) one or more Contracts identified in the related Substitution Notice as being an intended Replaced Contract with respect to such Substitute Contract, has been subjected to a Material Modification, (c) one or more Contracts identified in the related Substitution Notice as being an intended Replaced Contract with respect to such Substitute Contract, has become an Ineligible Contract, or (d) one or more Contracts identified in the related Substitution Notice as being an intended Replaced Contract with respect to such Substitute Contract, has become a Prepaid Contract and the Trust has not yet received the related Prepayment.

         "Substitution Notice" means, with respect to any transfer of Substitute Contracts to the Trust pursuant to Section 2.04 (and the applicable Financing Originator's corresponding conveyance and assignment of such Substitute Contracts), a notice, which shall be given at least five days prior to the related Substitution Transfer Date, identifying the Substitute Contracts to be transferred, the Contract Principal Balance of such Substitute Contracts and the related Substitution Event (with respect to an identified Contract or Contracts then in the Contracts Pool, which will upon such substitution become a Replaced Contract) to which such Substitute Contract relates, with such notice to be signed both by the Depositor and the applicable Financing Originator[s].

         "Substitution Schedule of Contracts" means a schedule or list, substantially in the form of the initial Schedule of Contracts delivered on the Closing Date, but listing each Substitute Contract being transferred to the Trust pursuant to a related Substitution Transfer Agreement, as well as the related Replaced Contracts being removed from the existing Contract Pool by virtue of such substitution.

         "Substitution Transfer Agreement" means the agreement identified as such in Section 2.04 hereof.

         "Substitution Transfer Date" means any date on which Substitute Contracts are transferred to the Trust.

         "Successor Servicer" has the meaning given such term in Section
8.02(b).

         "Tax Opinion" means, with respect to any action, an Opinion of Counsel to the effect that, for federal income tax purposes: (i) following such action the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) following such action the Trust will be disregarded as a separate entity from the Depositor, and (iii) such action will not affect the tax characterization as debt of Notes of any outstanding Class issued by the Trust for which an Opinion of Counsel has been provided that such Notes are debt.

         "Total Principal Payment Amount" means, with respect to any Payment Date, the difference between: (a) the aggregate outstanding principal of all Classes of Notes and (b) the Contract Pool Principal Balance as of the last day of the Collection Period immediately preceding such Payment Date; provided, that the amount referred to in clause (b) shall be deemed to be zero on any Payment Date on which the Contract Pool Principal Balance is less than $1,000,000.

         "[ ]" has the meaning assigned in the preamble hereto.

         "[ ] Assignment" has the meaning given such term in the Conveyancing Agreement.

         "[ ] Assignment Date" has the meaning given such term in the Conveyancing Agreement.

         "[ ] Contract" has the meaning given such term in the Conveyancing Agreement.

         "[ ] Contract Assets" has the meaning given such term in the Conveyancing Agreement.

         "[ ] Contract File" has the meaning given such term in the Conveyancing Agreement.

         "[ ] Financing Originator" means the Financing Originators (other than [ ]) in each case in the capacity of a [ ] Financing Originator party to the Conveyancing Agreement with [ ].

         "Transaction Documents" means this Agreement, the Transfer Agreement, any Substitution Transfer Agreement, the Conveyancing Agreement, any [ ] Assignment, the Purchase and Sale Agreement, any Assignment Agreement, the Trust Agreement, the Administration Agreement, the Indenture, the Cash Collateral Account Agreement and the Underwriting.

         "Transfer Agreement" means, the Transfer Agreement dated the Closing Date between the Depositor and the Trust pursuant to which the Depositor conveys and assigns the Contract and other related Transferred Assets to the Trust, in the form attached hereto as Exhibit A.

         "Transferred Assets" means with respect to any Contracts (including Substitute Contracts) conveyed or being conveyed to the Trust pursuant to this Agreement, all right and interest of the Depositor in, to and under the following:

                  (i) such Contracts and other related Contract Assets (subject to the proviso below);

                  (ii) related rights of the Depositor under the Purchase and Sale Agreement and related Assignment Agreement (or Substitution Assignment Agreement, as applicable) and the [ ] Assignment, including, without limitation, in respect of the obligation of [ ] to repurchase or substitute for such Contracts under certain circumstances as specified therein; and

                  (iii) rights under the Transfer Agreement and each Substitution Transfer Agreement; and

                  (iv) all income from and proceeds of the foregoing;

provided, that Transferred Assets shall not include any title to or ownership interest in the Equipment related to such Contracts (although security interests in such Equipment established pursuant to the related Contract, and proceeds thereof, shall constitute Transferred Assets), and provided further, that the security interest granted by the Depositor pursuant to Section 2.01 hereof in related Equipment owned by it, shall constitute part of Transferred Assets.

         "Trust" means the trust created by the Trust Agreement, the assets and property of which consists of the Trust Assets.

         "Trust Accounts" means, collectively, the Collection Account, the Cash Collateral Account and the Note Distribution Account, or any of them.

         "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

         "Trust Agreement" means the Trust Agreement, dated as of [ ], between the Depositor and the Owner Trustee, as amended, restated, supplemented or otherwise modified from time to time.

         "Trust Assets" has the meaning given to such term in the Trust
Agreement.

         "Trust Estate" shall have the meaning specified in the Trust
Agreement.

         "Trustees" means the Owner Trustee and the Indenture Trustee, or any of them individually as the context may require.

         "UCC" means the Uniform Commercial Code as enacted in New York; provided, however, in the event that, by reason of mandatory provisions of law, any and all of the attachment, perfection or priority of the Lien of the Trust in and to the Trust Assets or the Lien of the Indenture Trustee in and to the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term UCC shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         "UCC Filing Locations" means the States of [ ] and [ ] and each other State in which the Servicer maintains the Contract Files related to Contracts in the Contracts Pool (as of the Closing Date, the State of [ ], and each State in which a Vendor which is an Obligor on a Vendor Loan is located (as defined in the UCC in such State)).

         "Uncollectible Advance" means with respect to any Determination Date and any Contract, the amount, if any, advanced by the Servicer pursuant to
Section 5.14 which the Servicer has as of such Determination Date determined in good faith will not be ultimately recoverable by the Servicer.

         "Underwriting Agreement" means the Underwriting Agreement, dated [ ] among [ ] (as an underwriter thereunder and as representative of the underwriters) and the Depositor.

         "Unreimbursed Servicer Advances" means, at any time, the amount of all previous Servicer Advances (or portions thereof) as to which the Servicer has not been reimbursed as of such time pursuant to Section 7.05 and which the Servicer has determined in its sole discretion are Uncollectible Advances, and with respect to which the Servicer has given a written certification to such effect to the Owner Trustee (which certification may take the form of an entry on a Monthly Report identifying Unreimbursed Servicer Advances).

         "United States" means the United States of America.

         "Vehicle" means any motor vehicle, the transfer of interests in which is governed by a state certificate of title or registry system.

         "Vendor" means, with respect to a Contract, the equipment manufacturer, dealer or distributor, or software licensor or distributor, or other Person that provided financing under such Contract in connection with the acquisition or use by an End-User of such party's Equipment, Software, Services or other products.

         "Vendor Agreements" means the collective reference to Vendor Assignments and Program Agreements.

         "Vendor Assignment" means each assignment agreement pursuant to which an individual End-User Contract originated by a Vendor is assigned by such Vendor to the Financing Originator.

         "Vendor Guarantee" means the irrevocable obligation of a Vendor to pay to the Financing Originator the aggregate outstanding principal amount of a Contract which has been canceled by the related Obligor pursuant to the terms of such Contract.

         "Vendor Loan" means a limited recourse loan agreement payable by a Vendor and secured by the Vendor's interest in Secondary Contracts and by the Equipment, if any, related thereto.

         "[ ] Assignment" means the Release and Assignment instrument dated [ ], in the form attached hereto as Exhibit A-1, executed by the [ ] Trust conveying, assigning and releasing the [ ] Contract Assets to the Depositor.

         "[ ] Contract Assets" means the Contract Assets pertaining to the [ ] Contracts. "[ ] Contracts" means Contracts conveyed by the [ ] Trust to the Depositor pursuant to the [ ] Assignment, as listed in the Schedule of Contracts attached to the [ ] Assignment.

         "[ ] Trust" means the [ ] Equipment Trust -- [ ] Series created and existing pursuant to the Trust Agreement dated as of [ ] by and between the Depositor and [ ] as Owner Trustee.

         "[ ] Pooling Agreement" means the Pooling and Contribution Agreement dated as of [ ] by and among the [ ] Trust, the Depositor, and [ ].

         "Vice President" of any Person means any vice president of such Person, whether or not designated by a number or words before or after the title "Vice President," who is a duly elected officer of such Person.

         "Voting Power" means, with respect to any outstanding membership interest of the Depositor, the power (expressed as a percentage) represented by such membership interest of the aggregate voting power of all outstanding membership interests of the Depositor having ordinary voting power, including the power to vote for election of members of the Board of Directors (and, if any class thereof has power to designate members of the Board of Directors or any special committee thereof, the power so to designate).

         Section 1.02 Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

         Section 1.03 Section References. All section references, unless otherwise indicated, shall be to Sections in this Agreement.

         Section 1.04 Accounting Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

                                  ARTICLE II

                   FUNDINGS OF TRUST; TRANSFERS OF CONTRACTS

         Section 2.01 Creation and Funding of Trust; Transfer of Transferred Assets to Trust. (a) The Trust shall be created pursuant to the terms and conditions of the Trust Agreement, upon the execution and delivery of the Trust Agreement and the filing by the Owner Trustee of an appropriately completed Certificate of Trust under the Business Trust Statute. The Depositor, as settlor of the Trust, shall fund and convey assets to the Trust pursuant to the terms and provisions hereof. The Trust shall be administered pursuant to the provisions of this Agreement, the Administration Agreement and the Trust Agreement for the benefit of the Noteholder and the Equity Certificateholder. Each of the Owner Trustee and the Administrator (as defined in the Administration Agreement) is hereby specifically recognized by the parties hereto as empowered to conduct business dealings on behalf of the Trust in accordance with the terms hereof and of the Trust Agreement and Administration Agreement.

         (b) Subject to the terms and conditions set forth herein, on the Closing Date, the Depositor shall, transfer, assign, set over and otherwise convey to the Trust by execution of the Transfer Agreement, without recourse (other than as expressly provided herein): (i) all the right and interest of the Depositor in and to the Contracts and related Transferred Assets identified in such Transfer Agreement, (ii) the remittances, deposits and payments made into the Collection Account from time to time and amounts in the Collection Account from time to time (and any investments of such amounts), and (iii) all proceeds and products of the foregoing.

         (c) The parties hereto hereby agree and acknowledge that title to or ownership of any related Equipment shall not be transferred to the Trust upon such conveyance and that the Depositor shall retain its ownership interest (to the extent the same has been so conveyed to the Depositor pursuant to the Purchase and Sale Agreement and Assignment Agreements) in such Equipment (provided, that the parties agree and intend that any mere security interest, as opposed to title or ownership interest, in the related Equipment which secures the Contract pursuant to the terms thereof, is being assigned and conveyed as part of the Transferred Assets in accordance with the definition thereof). The Depositor and the Trust further intend and agree that, except as described in the preceding sentence with respect to ownership interests in related Equipment, any such transfer is intended to be a conveyance and transfer of ownership of the related Transferred Assets (or Substitute Transferred Assets conveyed as described in Section 2.04 below) and that such Transferred Assets shall not be part of the Depositor's estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law. In the event, however, that notwithstanding such intent and agreement, a transfer and assignment contemplated hereby and in the Transfer Agreement (or Substitution Transfer Agreement, as applicable) is determined not to be a conveyance of ownership, this Agreement and the Transfer Agreement (or Substitution Transfer Agreement, as applicable) shall be deemed to constitute the Depositor's grant to the Trust of a perfected first priority security interest in such Transferred Assets, and this Agreement and the Transfer Agreement (or Substitution Transfer Agreement, as applicable), collectively, shall constitute a security agreement under applicable law, securing the related obligations of the Trust to the Noteholder and the Equity Certificateholder, in the order and priorities, and subject to the other terms and conditions of, this Agreement and the other Transaction Documents, together with such other obligations or interests as may arise hereunder and thereunder with respect to such Transferred Assets in favor of the parties thereto.

         (d) In furtherance of and not in limitation of any of the foregoing, the Depositor with respect to each item of Equipment owned by it as described above, by execution and delivery of this Agreement and the Transfer Agreement (or Substitution Transfer Agreement, as applicable), hereby and thereby on and as of the Closing Date (or Substitution Transfer Date, as applicable) grants to the Trust a security interest in such item of owned Equipment, securing in each case an amount payable by the Trust in respect of the Notes corresponding to the Contract Principal Balance from time to time of the related Contract; it being understood, however, that: (i) recourse to such Equipment in realization of the benefits of such security interest shall only occur if the related Contract has become a Defaulted Contract, and (ii) the application of Liquidation Proceeds realized therefrom shall be governed in accordance with the provisions hereof generally applicable to such Pledged Revenue and allocation in accordance with the Allocation Criteria.

         Section 2.02 Conditions to Transfers. The Depositor shall transfer to the Trust the Contracts and other Transferred Assets described in Section 2.01 above only upon the satisfaction of each of the following conditions on or prior to the Closing Date and shall be deemed to have represented in respect of the Closing Date that all such conditions are satisfied upon the Depositor's delivery of the Transfer Agreement:

         (a) the Depositor shall have delivered to the Owner Trustee on behalf of the Trust the duly executed Transfer Agreement, which shall include a Schedule of Contracts listing the Contracts being transferred on the Closing Date;

         (b) [ ] shall have delivered and the [ ] Trust shall have delivered to the Depositor and the Owner Trustee on behalf of the Trust a duly executed Assignment Agreement (in the case of [ ]) and the [ ] Assignment (in the case of the [ ] Trust) with respect to the Contracts being conveyed by them, respectively, on the Closing Date;

         (c) A letter from a nationally recognized accounting firm, addressed to the Depositor and stating that such firm has reviewed a sample of the Initial Contracts and performed specific procedures for such sample with respect to certain contract terms and which identifies those Initial Contracts which do not conform;

         (d) Copies of resolutions of the Board of Directors of [ ], the Servicer and the Depositor or of the Executive Committee of the Board of Directors of [ ], the Servicer and the Depositor approving the execution, delivery and performance of this Agreement and the other Transaction Documents to which any of them is a party, as applicable, and the transactions contemplated hereunder and thereunder, certified in each case by the Secretary or an Assistant Secretary of [ ], the Servicer and the Depositor;

         (e) Officially certified, recent evidence of due incorporation or formation, as the case may be and good standing of each of [ ] and the Depositor under the laws of Delaware;

         (f) Evidence of proper filing with appropriate officers in the UCC Filing Locations of UCC financing statements executed by [ ], as debtor, naming the Depositor as secured party (and the Owner Trustee as assignee) and identifying the Contract Assets as collateral; evidence of proper filing with appropriate officer in the UCC Filing Locations of a UCC partial release identifying the [ ] Contracts as collateral being released, executed by the [ ] Trust; and evidence of proper filing with appropriate officer in the UCC Filing Locations of UCC financing statements executed by the Depositor, as debtor, naming the Owner Trustee as secured party (and the Indenture Trustee as assignee) and identifying the Trust Assets as collateral; and evidence of proper filing with appropriate officers in the UCC Filing Locations of UCC financing statements executed by the Trust and naming the Indenture Trustee as secured party and identifying the Trust Assets, as collateral;

         (g) Evidence of deposit in the Collection Account of all Pledged Revenues received with respect to the Initial Contracts after the Initial Cut-off Date through and including the date which is two days preceding the Closing Date, together with an Officer's Certificate from the Servicer to the effect that such amount is materially correct;

         (h) Evidence of deposit in the Cash Collateral Account of the initial Required Cash Collateral Amount;

         (i) A fully executed Purchase and Sale Agreement, together with the Assignment Agreement executed by [ ] pursuant thereto;

         (j) A fully executed [ ] Assignment;

         (k) A fully executed Trust Agreement;

         (l) A fully executed Administration Agreement;

         (m) A fully executed Indenture;

         (n) an opinion of [ ] to the effect that for federal income tax purposes, the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes, Class B Notes, Class C Notes and Class D Notes will be characterized as debt and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation;,

         (o) each of the representations and warranties made by [ ] pursuant to Article III of the Purchase and Sale Agreement shall be true and correct as of the Closing Date (including the representation made thereunder as to compliance with the UCC filing criteria as set forth in clause (j) of the definition of Eligible Contract), and [ ] shall have performed in all material respects all obligations to be performed by it under the Purchase and Sale on or prior to the Closing Date;

         (p) each of the representations and warranties made by the Trust, the Depositor and the Servicer pursuant to Article III hereof shall be true and correct as of the Closing Date;

         (q) the Depositor shall, at its own expense, on or prior to the Closing Date indicate in its computer files that the Transferred Assets identified in the Transfer Agreement have been conveyed to the Trust pursuant to this Agreement and the Transfer Agreement;

         (r) no event has occurred and is continuing, or would result from the conveyance on the Closing Date that constitutes a Servicer Default; and

         (s) the Depositor or the Servicer shall have provided the Owner Trustee on behalf of the Trust a statement or computer disk listing the Contract Pool Principal Balance on the Closing Date of the contracts being transferred on the Closing Date.

The failure to satisfy any of the foregoing conditions to transfer or to obtain a waiver thereof shall not be deemed to adversely affect the validity of any such transfer.

         Section 2.03 Acceptance by Trust. On the Closing Date, if all the conditions specified in Section 2.02 above have been satisfied, the Owner Trustee shall issue on behalf of the Trust to, or upon the order of the Depositor the Equity Certificate representing ownership of a beneficial interest in 100% of the Trust and the Owner Trustee shall issue, and the Indenture Trustee shall authenticate, to, or upon the order of, the Depositor the Notes secured by the Collateral. The Owner Trustee hereby acknowledges its acceptance, on behalf of the Trust, of the Trust Assets, and declares that it shall maintain such right and interest in the Trust Assets in accordance with the terms of this Agreement and the Trust Agreement on the trust herein and therein set forth.

         Section 2.04 Conveyance of Substitute Contracts. (a) Subject to the limitations set forth in (and the other terms and conditions of) this Section 2.04, the Depositor may substitute other Contracts and related assets for Contracts and related Transferred Assets previously conveyed to the Trust and in the Contract Pool, by conveying such other Contracts and related assets to the Trust pursuant to the procedures and documentation specified below. Upon the effectiveness of such substitution, such other Contracts and related Transferred Assets (such Contracts, "Substitute Contracts", and collectively, "Substitute Transferred Assets") shall, for all purposes of this Agreement and the Trust Agreement, constitute and be considered as part of the Trust Assets, and the Contracts already in the Contract Pool and related Transferred Assets for which the Substitute Assets have been substituted (such Contracts, "Replaced Contracts", and collectively, "Replaced Assets") shall no longer constitute Trust Assets. Upon consummation of such substitution, the Trust shall be deemed to have assigned to the Depositor all of the Trust's right, title and interest in and to the Replaced Assets, without recourse, representation or warranty.

In addition, the parties hereto intend and agree that any conveyance described in this Section 2.04 is made with the intent and effect described in subsection (c) of Section 2.01 above.

         (b) Subject to the conditions set forth in this subsection (b) below, and pursuant to one or more related Substitution Transfer Agreements, the Depositor shall transfer, assign, set over and otherwise convey to the Trust, without recourse (other than as expressly provided herein): (i) all the right and interest of the Depositor in and to the Substitute Contracts listed on the related Substitution Schedule of Contracts, and (ii) all other rights and property interests consisting of Transferred Assets related to such Substitute Contracts. The Depositor shall effect such transfers only upon the satisfaction of each of the following conditions on or prior to the related Substitution Transfer Date (and the delivery of a related Substitution Notice by the Depositor shall be deemed a representation and warranty by the Depositor that such conditions have been or will be, as of the related Substitution Transfer Date, satisfied):

                  (i) At least five days prior to the related Substitution Transfer Date, the Depositor shall have provided the Owner Trustee on behalf of the Trust and the Indenture Trustee with a Substitution Notice complying with the definition thereof contained herein;

                  (ii) there shall have occurred, with respect to each such Substitute Contract, a corresponding Substitution Event with respect to one or more intended Replaced Contracts then constituting Contracts in the Contract Pool;

                  (iii) the Substitute Contract(s) being conveyed to the Trust, satisfy the Substitute Contract Qualification Conditions;

                  (iv) the Depositor shall have delivered to the Owner Trustee on behalf of the Trust a duly executed written assignment agreement in substantially the form of Exhibit E hereto (a "Substitution Transfer Agreement"), which shall include a Substitution Schedule of Contracts identifying the Substitute Contracts and the related Replaced Contracts;

                  (v) [ ] shall have delivered to the Depositor and the Owner Trustee on behalf of the Trust a duly executed Substitution Assignment Agreement with respect to such conveyance;

                  (vi) the Depositor shall have deposited or caused to be deposited in the Collection Account all Pledged Revenue received with respect to the Substitute Contracts after the applicable Substitution Cut-off Date and through and including the date which is two Business Days preceding the related Substitution Transfer Date;

                  (vii) no selection procedures adverse to the interests of either the Trust or the Noteholders or Certificateholder shall have been utilized in selecting the Substitute Contracts;

                  (viii) each of the representations and warranties made by [ ] pursuant to Article III of the Purchase and Sale Agreement shall be true and correct as of the related Substitution Transfer Date (including the representation made as to compliance with the UCC filing criteria set forth in clause (j) of the definition of Eligible Contract), and [ ] shall have performed in all material respects all obligations to be performed by it under the Purchase and Sale Agreement on or prior to such Substitution Transfer Date; and

                  (ix) the Servicer and [ ] shall, at their own expense, on or prior to the Substitution Transfer Date, have indicated in their respective computer files that the Substitute Contracts identified on the Substitution Schedule of Contracts attached to the related Substitution Transfer Agreement have been assigned and conveyed to the Trust through the Depositor pursuant to this Pooling Agreement and the Purchase and Sale Agreement.

The failure to satisfy any of the foregoing conditions to transfer or to obtain a waiver thereof shall not be deemed to adversely affect the validity of any such transfer.

         Section 2.05 Release of Excluded Amounts. The Trust hereby agrees to release to the Servicer, an amount equal to the Excluded Amounts immediately upon identification thereof, which release shall be automatic and shall require no further act by the Trust, provided that the Trust shall execute and deliver such instruments of release and assignment, or otherwise confirm the foregoing release, as may reasonably be requested in writing by the Servicer. Upon such release, such Excluded Amounts shall not constitute and shall not be included in the Trust Assets.

                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

         [    ] under the Purchase and Sale Agreement has made, and upon execution of each Substitution Assignment Agreement is deemed to remake with respect to the relevant Contract Assets conveyed thereby, each of the representations and warranties set forth in the Schedule of Representations, and has consented to the assignment by the Depositor to the Trust of the Depositor's rights with respect thereto. Such representations speak as of the Closing Date in the case of the Initial Contracts, and as of the applicable Substitution Transfer Date in the case of the Substitute Contracts, but shall survive the transfer and assignment of the related Contracts to the Trust. Pursuant to Section 2.01 of this Agreement, the Depositor has sold, assigned, transferred and conveyed to the Trust as part of the Transferred Assets its rights under the Purchase and Sale Agreement, including without limitation, the representations and warranties of [ ] therein as set forth in the Schedule of Representations, together with all rights of the Depositor with respect to any breach thereof including any right to require [ ] to repurchase or substitute for any Contract in accordance with the Purchase and Sale Agreement. It is understood and agreed that the representations and warranties set forth or referred to in this Section shall survive delivery of the Contract Files to the Owner Trustee or any custodian.

         The Depositor hereby confirms to the Trust that it has entered into the Purchase and Sale Agreement with [ ], that [ ] has made the representations and warranties in the Schedule of Representations, that such representations and warranties run to and are for the benefit of the Depositor, and that pursuant to Section 2.01 of this Agreement the Depositor has transferred and assigned to the Trust all rights of the Depositor to cause [ ] under the Purchase and Sale Agreement to repurchase or substitute for Contracts conveyed thereunder in the event of a breach of such representations and warranties applicable to such Contract.

         Section 3.01 Representations and Warranties Regarding the Depositor. By its execution of this Agreement, and each Substitution Transfer Agreement, the Depositor represents and warrants to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders and the Equity Certificateholder that, as of the date of the Closing Date and Substitution Transfer Date (and, with respect to the representation set forth in subsection (l) of this Section 3.01 below, as of the date the certificate, written report or written statement referred to in such subsection is furnished):

         (a) Organization and Good Standing. The Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power to own its assets and to transact the business in which it is currently engaged. The Depositor is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Depositor or the Trust.

         (b) Authorization; Valid Transfer; Binding Obligations. The Depositor has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and to create the Trust and cause it to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the due execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and to cause the Trust to be created. This Agreement and the Transfer Agreement and any Substitution Transfer Agreement shall effect a valid transfer and assignment of the relevant Transferred Assets, enforceable against the Depositor and creditors of and purchasers from the Depositor. This Agreement and the other Transaction Documents to which the Depositor is a party have been duly executed and delivered by the Depositor and constitute the legal, valid and binding obligation of the Depositor enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

         (c) No Consent Required. The Depositor is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party.

         (d) No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by the Depositor, and the consummation of the transactions contemplated hereby and thereby, will not violate any Requirements of Law applicable to the Depositor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Depositor is a party or by which the Depositor or any of the Depositor's properties may be bound, or result in the creation or imposition of any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind upon any of its properties pursuant to the terms of any such mortgage, indenture, contract or other agreement, other than as contemplated by the Transaction Documents.

         (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Depositor threatened, against the Depositor or any of its properties or with respect to this Agreement or the other Transaction Documents to which it is a party: (1) which, if adversely determined, would in the reasonable judgment of the Depositor have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Depositor or the Trust or the transactions contemplated by this Agreement or the other Transaction Documents to which the Depositor is a party or (2) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes.

         (f) Taxes. The Depositor has filed or caused to be filed all material tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any material assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Depositor); no tax lien has been filed and, to the Depositor's knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

         (g) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations are true and correct as of the Closing Date (or Substitution Transfer Date, as applicable) with respect to the Transferred Assets being conveyed to the Trust on such date.

         (h) Solvency. The Depositor, at the time of and after giving effect to each conveyance made hereunder, is Solvent on and as of the date thereof.

                  (i) Place of Business; Name Changes. The location of the Depositor's sole place of business or chief executive office (within the meaning of Article 9 of the UCC) is as set forth in Section 11.04 below, and such location has not been changed within the four months preceding any Transfer Date (or if so changed, all necessary actions in connection with such change have been or are being timely taken in accordance with Section 4.03 hereof). The Depositor has not changed its name, whether by amendment of its certificate of formation, by reorganization or otherwise, within the four months preceding any Transfer Date (or if so changed, all necessary actions in connection with such change have been or are being timely taken in accordance with Section 4.03 hereof).

         (j) Not an Investment Company. The Depositor is not an "investment company" (and does not control, and is not under the control of, an investment company) within the meaning of the Investment Company Act of 1940, as amended (or the Depositor is exempt from all provisions of such Act).

Such representations (except to the extent expressly stated by their terms to speak as of a different date or time) speak as of the Closing Date and each Transfer Date and Substitution Transfer Date, if any, but shall survive the transfer and assignment of the Contracts to the Trust.

         Section 3.02 Representations and Warranties of the Servicer. The Servicer represents and warrants to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders and the Equity Certificateholder that, as of the date of the execution and delivery of this Agreement and as of the Closing Date and each Substitution Transfer Date (and, with respect to the representations set forth in subsection (h) of this Section 3.02 below, as of the date the certificate, written report or written statement or financial statement referred to in such subsection is furnished):

         (a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Servicer or the Trust. The Servicer (or any permitted subservicer hereunder with respect to affected Contracts, if the Servicer is not so licensed) is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction to service the Contracts in accordance with the terms hereof.

         (b) Authorization; Binding Obligations. The Servicer has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which the Servicer is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which the Servicer is a party, and has taken all necessary corporate action to authorize the due execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party. This Agreement and the other Transaction Documents to which the Servicer is a party have been duly executed and delivered by the Servicer and constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

         (c) No Consent Required. The Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which the Servicer is a party.

         (d) No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party by the Servicer will not violate any Requirements of Law applicable to the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer or any of the Servicer's properties may be bound, or result in the creation of or imposition of any security interest, lien, pledge, preference, equity or encumbrance of any kind upon any of its properties pursuant to the terms of any such mortgage, indenture, contract or other agreement, other than as contemplated by the Transaction Documents.

         (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement, or any other Transaction Document to which the Servicer is a party which, if adversely determined, would in the reasonable judgment of the Servicer have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Servicer or the Trust or the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party.

         (f) No Servicer Default. No event has occurred and is continuing and no condition exists which constitutes a Servicer Default.

                                  ARTICLE IV

         PERFECTION OF TRANSFERS AND PROTECTION OF SECURITY INTERESTS

         Section 4.01 Custody of Contracts. (a) Subject to the terms and conditions of this Section 4.01, the contents of each Contract File shall be held in the custody of the Servicer (including through any subservicer contemplated under Section 5.05), for the benefit of, and as agent for, the Noteholders, the Equity Certificateholder, the Indenture Trustee and the Issuer, as well as the Trust as the owner thereof.

         (b) The Servicer agrees to maintain the Contract Files at its offices where they are currently maintained, or at such other offices of the Servicer (or a subservicer contemplated under Section 5.05) as shall from time to time be established by the Servicer or such subservicer (or in certain instances at offsite storage facilities in the same general geographic area as an office of the Servicer or subservicer, pursuant to contractual agreement between the Servicer or subservicer and the Person owning or maintaining such offsite facility). The Servicer may temporarily move individual Contract Files or any portion thereof without notice or other such compliance, as necessary to conduct collection and other servicing activities in accordance with the Servicing Standard; provided, however, that the Servicer will take all action necessary to maintain the perfection of the Trust's interest in the Trust Assets and the proceeds thereof. It is intended that by the Servicer's agreement pursuant to Section 4.01(a) above and this Section 4.01(b), the Trust and the Owner Trustee for the benefit of the Trust shall be deemed to have possession of the Contract Files for purposes of Section 9-313 of the Uniform Commercial Code of the State in which the Contract Files are located.

         (c) As custodian, the Servicer shall have and perform the following powers and duties:

                  (i) hold the Contract Files on behalf of the Noteholder and the Equity Certificateholder and the Trust; maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement; and maintain a current inventory thereof;

                  (ii) maintain and comply with Customary Policies and Procedures with respect to Persons authorized to have access to the Contract Files;

                  (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Noteholder and the Equity Certificateholder and the Trust; and

                  (iv) indicate in the appropriate computer records that the Contracts as of the Closing Date (or Substitution Transfer Date, as the case may be) have been conveyed to the Trust.

         (d) In performing its duties under this Section 4.01, the Servicer agrees to act in accordance with the applicable Servicing Standard. In acting as custodian of the Contract Files, the Servicer further agrees not to assert any legal or beneficial ownership interest in the Contracts or the Contract Files, except as provided in Section 5.06.

         (e) The Servicer agrees to indemnify the Noteholder and the Equity Certificateholder, the Owner Trustee, the Indenture Trustee and the Trust for any and all liabilities, obligations, losses, damages, payments, costs, or expenses of any kind whatsoever which may be imposed on, incurred by or asserted against any of such parties as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files or any other breach or noncompliance of the Servicer in the performance of its duties and obligations as Servicer hereunder; provided, however, that the Servicer will not be liable to any such party for any portion of any such amount resulting from the gross negligence or willful misconduct of such party.

         Section 4.02 Filings. On or prior to the Closing Date, the Servicer shall cause UCC financing statement(s) to be filed, and from time to time the Servicer shall take and cause to be taken such other actions and execute such other documents as are necessary to perfect or further perfect and protect the Trust's first priority interest in the Trust Assets against all other Persons. Such additional actions may include without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of records or documents of title.

         Section 4.03 Name Change or Relocation. (a) During the term of this Agreement, neither the Servicer nor the Depositor shall change, nor shall the Servicer permit any Financing Originator to change, its name, identity or structure or relocate its chief executive office without first giving at least 30 days' prior written notice to the Servicer, the Owner Trustee, and the Indenture Trustee.

         (b) If any change in either the Servicer's, a Financing Originator's or the Depositor's name, identity or structure or other action would make any financing or continuation statement or notice of lien seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Servicer, no later than thirty days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Trust's interests in the Trust Assets and the proceeds thereof. In addition, neither any Financing Originator, the Servicer nor the Depositor shall change its place of business (within the meaning of Article 9 of the UCC), from the locations specified in Section 11.04 hereof unless it has first taken such action as is necessary to preserve and protect the Trust's interest in the Trust Assets.

Promptly after taking any of the foregoing actions, the Servicer shall deliver to the Owner Trustee and the Indenture Trustee an Opinion of Counsel reasonably acceptable to the Owner Trustee and the Indenture Trustee stating that, in the opinion of such counsel, all financing statements or amendments necessary to preserve and protect the interests of the Trust and Indenture Trustee in the Trust Assets have been filed, and reciting the details of such filing.

                                  ARTICLE V

                            SERVICING OF CONTRACTS

         Section 5.01 Initial Servicer's Appointment and Acceptance; Responsibility for Contract Administration. [ ] shall be and is hereby appointed as the Servicer and custodian (as contemplated in Article IV hereof) pursuant to this Agreement with respect to the Contract Assets in the Contract Pool. [ ] accepts the appointment and agrees to act as the Servicer and custodian pursuant to this Agreement.

         Except to the extent otherwise specified herein or as contemplated in
Section 5.05, the Servicer will have the sole obligation to manage, administer, service and make collections on the Contracts and perform or cause to be performed all contractual and customary undertakings of the Originator of the Contracts to the Obligor. The Trust, at the written request of a Servicing Officer, shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate in the opinion of the Servicer to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer is hereby appointed the Servicer hereunder until such time as any Servicing Transfer may be effected pursuant to Article VIII hereof.

         Section 5.02 General Duties. The Servicer will service, administer and enforce the Contracts in the Contract Pool on behalf of the Trust and will have full power and authority to do any and all things in connection with such servicing and administration which it deems necessary or desirable and as shall not contravene the provisions of this Agreement or any other Transaction Document. The Servicer will manage, service, administer, and make collections on the Contracts in the Contract Pool in accordance with the Servicing Standard. The Servicer's duties will include collection and posting of all payments, responding to inquiries of Obligors regarding the Contracts in the Contract Pool, investigating delinquencies, accounting for collections, furnishing reports with respect to collections and payments as contemplated in
Article IX hereof, making Servicer Advances in its discretion, and using its best efforts to maintain the perfected first priority interest of the Trust in the Trust Assets. The Servicer will have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration, and collection that it deems necessary or desirable. If the Servicer commences a legal proceeding to enforce a Defaulted Contract pursuant to Section 5.15 or commences or participates in a legal proceeding (including a bankruptcy proceeding) relating to or involving a Contract in the Contract Pool, the Trust will be deemed to have automatically assigned such Contract to the Servicer solely for purposes of, and to the extent necessary for, commencing or participating in any such proceeding as a party or claimant (but in all cases subject to the continuing interest of the Trust and its assignees in the proceeds and recoveries from such proceedings, as and to the extent provided in the Transaction Documents), and the Servicer is authorized and empowered by the Trust, pursuant to this Section 5.02, to execute and deliver, on behalf of itself and the Trust, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceedings. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, then the Owner Trustee will, at the Servicer's expense and written direction, take steps on behalf of the Trust to enforce the Contract, including bringing suit in the Trust's name.

         Section 5.03 Assignment or Replacement. At the request of an Obligor, the Servicer may in its sole discretion consent to the assignment by such Obligor of its rights under a Contract in the Contract Pool or the sublease of a unit of the Equipment relating to such a Contract, so long as such Obligor remains liable for all of its obligations under such Contract; provided, that the Servicer may release such Obligor from its obligations if the Obligor's assignee is determined by the Servicer to be of at least equivalent credit risk, all in accordance with Customary Policies and Procedures. Upon the request of any Obligor, the Servicer may, in its sole discretion, provide for the substitution or replacement of any unit of Equipment for a substantially similar unit of Equipment, so long as such Obligor remains liable for all of its obligations under such Contract.

         Section 5.04 Disposition Upon Termination of Contract. Upon the termination of a Contract included in the Contract Pool as a result of a default by the Obligor thereunder, and upon any such Contract becoming a Defaulted Contract, the Servicer will use commercially reasonable efforts to dispose of any related Equipment. Without limiting the generality of the foregoing, if the Servicer disposes of any such Equipment by purchasing such Equipment or by selling such Equipment to any of its Affiliates, such disposition shall be for a purchase price equal to the fair market value thereof (as determined by the Servicer in its reasonable discretion). The Servicer will deposit any Prepayments and any Liquidation Proceeds derived from any such disposition in accordance with Article VII hereof.

         Section 5.05 Subservicers. The Servicer may enter into servicing agreements with one or more subservicers (including the Financing Originators or any other Affiliate of the Servicer) to perform all or a portion of the servicing functions on behalf of the Servicer; provided that the Servicer shall remain obligated and be liable to the Trust for servicing and administering the Contracts in the Contract Pool in accordance with the provisions of this Agreement without diminution of such obligation and liability by virtue of the appointment of such subservicer, to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering such Contracts. The fees and expenses of the subservicer (if any) will be as agreed between the Servicer and its subservicer and neither the Owner Trustee, the Trust, the Indenture Trustee nor any Noteholder or Equity Certificateholder will have any responsibility therefor. All actions of a subservicer taken pursuant to such a subservicing agreement will be taken as an agent of the Servicer with the same force and effect as though performed by the Servicer.

         Section 5.06 Further Assurance. The Trust will execute and deliver to the Servicer, and the Servicer will prepare and furnish any subservicer with, any powers of attorney and other documents necessary or appropriate to enable the Servicer or a subservicer, as applicable, to carry out its servicing and administrative duties under this Agreement and the other Transaction Documents.

         Section 5.07 Notice to Obligors. Except as contemplated in clause (m) of the definition of Eligible Contract, the Servicer will not be required to notify any Obligor that such Obligor's Contract or related Equipment, or any security interest in such Contract or such Equipment, has been transferred, assigned, and conveyed pursuant to the Conveyancing Agreement, the Purchase and Sale Agreement or pursuant to this Agreement; provided that, in the event that the Servicer resigns or is replaced, then if the place for payment pursuant to any Contract is changed, the Successor Servicer must give each related Obligor prompt written notice of the appointment of the Successor Servicer and the place to which such Obligor should make payments pursuant to each such Contract.

         Section 5.08 Collection Efforts; Modification of Contracts. (a) The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts in the Contract Pool as and when the same become due, in accordance with the Servicing Standard. The Servicer is authorized in its discretion to waive any Late Charges, or other administrative fees, expenses and charges collectible in respect of a Contract in the Contract Pool, including late payment interest, documentation fees, insurance administration charges, and extension fees.

         (b) The Servicer also may, subject to Sections 5.09 and 5.10, at the request of an Obligor and at the Servicer's option, waive, amend, modify or otherwise vary any other provision of a Contract in accordance with Customary Policies and Procedures (it being understood that any modification or amendment of a Contract resulting from an Insolvency Event with respect to the related Obligor will not be deemed to have been granted by the Servicer hereunder),including without limitation:

                  (i) in order to: (A) change the Obligor's regular due date to a date within the Collection Period in which such due date occurs, or (B) re-amortize (over the remainder of the original Contract term) the Scheduled Payments on a Contract following a partial Prepayment (provided, that the sum of such partial Prepayment and the Contract Principal Balance of the affected Contract after re-amortization is at least equal to the Contract Principal Balance for such Contract prior to giving effect to the partial Prepayment), or

                  (ii) for any other purpose; provided, that no such modification or amendment shall:

                  (A) change the amount or the due date of any Scheduled Payment (except as provided in clauses (i)(A) and (B) above, Section
         5.09 and Section 5.10 below);

                  (B) release the related Equipment from the Contract, unless:
         (1) the release complies with Section 5.03 above, or (2) the release is pursuant to a partial Prepayment (which, in the case of a partial Prepayment on a Lease, meets the requirements of Section 5.09 below) and the ratio of the fair market value (determined by the Servicer in its reasonable discretion) of the related Equipment to the Contract Principal Balance of the affected Contract after giving effect to such Prepayment and release, is at least equal to such ratio existing prior to such event;

                  (C) except as provided in clause (ii)(A) above, result in the Contract Principal Balance of the Contract being less than it would have been absent such modification or amendment; or

                  (D) if such modification or amendment had been in effect on the relevant Transfer Date with respect to the Contract, cause or have caused the Contract not to constitute an Eligible Contract.

         Section 5.09 Prepayments of Certain Contracts. The Servicer may, at its option and in accordance with Customary Policies and Procedures, agree to permit a Contract in the Contract Pool that is not otherwise contractually prepayable by its terms and is not a Defaulted Contract, to become a Prepaid Contract through a voluntary Prepayment by the Obligor (which shall not be deemed to include prepayment due to a Casualty Loss); provided, that the Servicer will not permit the voluntary full or partial Prepayment of such a Contract unless the amount of such Prepayment (or, in the case of a partial Prepayment, the sum of such Prepayment and the remaining Contract Principal Balance of the Contract after application of such Prepayment), together with such additional amounts as are: (i) otherwise available to or supplied by the Servicer for the purpose of prepaying such Contract, and (ii) deposited in the Collection Account contemporaneously with the deposit therein of such Prepayment, is at least equal to the Required Payoff Amount for such Contract determined as of the beginning of the current Collection Period.

         Section 5.10 Certain Extensions; Acceleration. (a) he Servicer may (subject to subsection (b) below) grant payment extensions on a Contract in the Contract Pool, consistent with Customary Policies and Procedures (it being understood that any extensions on a Contract resulting from an Insolvency Event with respect to the related Obligor will not be deemed to have been granted by the Servicer hereunder) if the Servicer believes in good faith that such extension is necessary to avoid a termination and liquidation of such Contract and will maximize the amount to be received by the Trust with respect to such Contract; provided, however, that the aggregate period of all extensions granted on a Contract shall not exceed six months. Nothing in this
Section 5.10 shall be deemed to prevent the Servicer from extending or renewing, or otherwise accepting the continued performance by the Obligor under, a Contract after expiration of its stated term.

         (b) The Servicer also, consistent with Customary Policies and Procedures, may accelerate (or elect not to accelerate) the maturity of all or any Scheduled Payments under any Contract in the Contract Pool under which a default under the terms thereof has occurred and is continuing (after the lapse of any applicable grace period); provided that the Servicer is required to accelerate the Scheduled Payments due under any Contract in the Contract Pool (and take other action in accordance with applicable Customary Policies and Procedures, including repossessing or otherwise converting the related Equipment, to realize upon the value of such Contract and the related Equipment) to the fullest extent permitted by the terms of such Contract, promptly after such Contract becomes a Defaulted Contract.

         Section 5.11 Taxes and Other Amounts. To the extent provided for in any Contract in the Contract Pool, the Servicer will make reasonable efforts consistent with the applicable Servicing Standard to collect (or cause to be collected) all payments with respect to amounts due for taxes, assessments and insurance premiums relating to such Contract or the related Equipment and remit such amounts to the appropriate Governmental Authority or insurer on or prior to the date such payments are due.

         Section 5.12 Suits by Servicer. Notwithstanding anything herein to the contrary, the Servicer does not have any obligation pursuant to this Agreement to appear in, prosecute or defend any legal action which is not incidental to its servicing duties under this Agreement.

         Section 5.13 Remittances. The Servicer will service all Collections in accordance with Article VII hereof.

         Section 5.14 Servicer Advances. on any Collection Period, if the Servicer determines that any Scheduled Payment (or portion thereof) which was due and payable pursuant to a Contract in the Contract Pool during such Collection Period was not received prior to the end of such Collection Period, the Servicer may make a Servicer Advance in an amount up to the amount of such delinquent Scheduled Payment (or portion thereof), to the extent that in its sole discretion it determines that it can recover such amount from subsequent Collections under the related Contract. The Servicer will deposit any Servicer Advances into the Collection Account on or prior to 11:00 a.m. (New York time) on the Deposit Date, in immediately available funds. The Servicer will be entitled to be reimbursed for Servicer Advances pursuant to Article VII hereof.

         Section 5.15 Realization Upon Defaulted Contract. The Servicer will use its best efforts consistent with the applicable Servicing Standard to repossess or otherwise comparably convert the ownership of any Equipment relating to a Defaulted Contract and will act as transfer and processing agent for Equipment or Applicable Security which it repossesses. The Servicer will follow such other practices and procedures, consistent with the Servicing Standard, in order to realize upon such Equipment or Applicable Security, which practices and procedures may include reasonable efforts to enforce all obligations of Obligors and repossessing and selling such Equipment or Applicable Security at public or private sale in circumstances other than those described in the preceding sentence. Without limiting the generality of the foregoing, the Servicer may sell any such Equipment or Applicable Security to the Servicer or its Affiliates for a purchase price equal to the then fair market value thereof (determined by the Servicer in its reasonable discretion). In any case in which any such Equipment or Applicable Security has suffered damage, the Servicer will not expend funds in connection with any repair or toward the repossession of such Equipment or Applicable Security unless it determines in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses. The Servicer will remit to the Collection Account the Liquidation Proceeds received in connection with the transfer or disposition of Equipment or Applicable Security relating to a Defaulted Contract in accordance with Article VII hereof.

         Section 5.16 Maintenance of Insurance Policies. The Servicer will use reasonable efforts, consistent with the Servicing Standard, to ensure that each Obligor complies with applicable insurance requirements set forth in the related Contract; provided that the Servicer, in accordance with Customary Policies and Procedures, may allow Obligors to self-insure. If an Obligor fails to maintain property damage insurance to the extent required under its Contract, the Servicer may, consistent with Customary Policies and Procedures, purchase and maintain such insurance on behalf of, and at the expense of (if the applicable Contract so provides), the Obligor. In connection with its activities as Servicer of Contracts in the Contract Pool, the Servicer agrees to present, on behalf of itself, the Trust and the Noteholders or Equity Certificateholders, claims to the insurer under each Insurance Policy and any such liability policy, and to settle, adjust and compromise such claims, in each case, consistent with the terms of each Contract.

         Section 5.17 Certain Other Duties With Respect to Trust. The Servicer shall, and hereby agrees that it will, monitor the Trust's compliance with all applicable provisions of state and federal securities laws, notify the Trust and the Administrator of any actions to be taken by the Trust necessary for compliance with such laws and prepare on behalf of the Trust and the Administrator all notices, filings or other documents or instruments required to be filed under such laws.

         Section 5.18 Servicing Compensation. As compensation for its servicing activities with respect to the Contract Pool, and also in consideration of its expenses as set forth in Section 5.19, the Servicer shall be entitled to receive a servicing fee in respect of any Collection Period (or portion thereof) (with respect to each Collection Period, the "Servicing Fee"), equal to the sum of: (i) one-twelfth of the product of (A) the Servicing Fee Percentage and (B) the Contract Pool Principal Balance as of the first day of such Collection Period and (ii) any amount described in the clause (iv) of the definition of "Excluded Accounts."

         Section 5.19 Payment of Certain Expenses by Servicer. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of independent accountants, the Owner Trustee, the Indenture Trustee taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement to be for the account of the Trust or the Depositor, but excluding Liquidation Expenses incurred as a result of activities contemplated by Section 5.15 (which may be netted from Liquidation Proceeds). The Servicer will be required to pay all reasonable fees and expenses owing to the Owner Trustee or the Indenture Trustee in connection with the maintenance of the Collection Account. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment or reimbursement therefor other than the Servicing Fee, payable from Collections as provided herein.

         Section 5.20 Records. The Servicer shall, during the period it is Servicer hereunder, maintain such books of account and other records as will enable the Trust or the Administrative Agent to determine the status of each Contract in the Contract Pool.

         Section 5.21 Inspection. (a) The Servicer shall afford the Owner Trustee and the Indenture Trustee and their respective authorize agents not more frequently than once during each calendar year at the Servicer's expense, not to exceed $1,000 in expenses and upon reasonable prior written request, reasonable access during normal business hours to the Servicer's records relating to the Contracts in the Contract Pool, and will cause its personnel to assist in any examination of such records by any such Person, and allow copies of the same to be made. The examination referred to in this Section will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination, such examining party may, using generally accepted audit procedures, verify the status of each such Contract and review the Computer Disk and records relating thereto for conformity to reports prepared by the Servicer pursuant to Article IX hereof, and compliance with the standards represented to exist as to each such Contract in this Agreement and the other Transaction Documents.

         (b) At all times during the term hereof, the Servicer shall keep available a copy of the Schedule of Contracts at its principal executive office for inspection by any such party referred to in subsection (a) of this
Section 5.21.

         Section 5.22 Trust To Cooperate in Releases. At the same time as: (i) any Lease in the Contract Pool terminates and the Equipment related to such Lease is sold, (ii) any Contract in the Contract Pool becomes a Prepaid Contract and in connection therewith the Equipment related to such Prepaid Contract is sold, (iii) the final Scheduled Payment is made in full on a Contract in the Contract Pool, (iv) a Contract previously in the Contract Pool becomes a Replaced Contract in accordance with Section 2.04, or is repurchased by deposit of a Purchase Amount as provided herein, or (v) the Servicer substitutes or replaces any unit of Equipment as contemplated in Section 5.03, the Trust shall to the extent requested by the Servicer release the Trust's interest in the Equipment relating to such affected Contract or such substituted or replaced Equipment, as the case may be; provided that such release will not constitute a release of the Trust's interest in the proceeds of Equipment the subject of a Contract still in the Contract Pool (other than with respect to Equipment that is replaced pursuant to Section 5.03). In connection with any transfer of such Equipment, the Trust and the Indenture Trustee shall execute and deliver to the Servicer any assignments, bills of sale, termination statements and any other releases and instruments as the Servicer may request in order to effect such release and transfer; provided that neither the Trust nor the Indenture Trustee shall be deemed to make any representation or warranty, express or implied, with respect to any such Equipment in connection with such transfer and assignment. Nothing in this
Section 5.22 shall diminish the Servicer's obligations pursuant to Article VII with respect to the proceeds of any such transfer.

         Section 5.23 [Reserved]Section 5.24 Separate Entity Existence. The Servicer agrees to take or refrain from taking or engaging in with respect to the Depositor, as applicable, each of the actions or activities specified in the "nonsubstantive consolidation" opinion of [ ] (or in any related Certificate of [ ]) delivered on the Closing Date, upon which the conclusions expressed therein are based.

                                  ARTICLE VI

                          COVENANTS OF THE DEPOSITOR

         Section 6.01 LLC Existence. During the term of this Agreement, the Depositor will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Depositor and its Affiliates will be conducted on an arm's-length basis.

         Section 6.02 Contracts Not to be Evidenced by Promissory Notes. The Depositor will take no action to cause any Contract not originally consisting of or evidenced by an instrument (except to the extent part of chattel paper) (as such terms are defined in the UCC), to be evidenced by an instrument, except in connection with the enforcement or collection of such Contract.

         Section 6.03 Security Interests. The Depositor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Contract in the Contract Pool or on any other Trust Asset or on any related Equipment, whether now existing or hereafter transferred to the Trust, or any interest therein (except for Permitted Liens). The Depositor will immediately notify the Trust and the Indenture Trustee of the existence of any Lien (other than Permitted Liens) on any Contract in the Contract Pool or on any other Trust Assets or on any related Equipment; and the Depositor shall defend the right and interest of the Trust in, to and under the Contracts in the Contract Pool and the related Equipment, against all claims of third parties; provided, however, that nothing in this
Section 6.03 shall prevent or be deemed to prohibit: (i) the Depositor from suffering to exist Permitted Liens upon any of the Contracts in the Contract Pool or any related Equipment, or (ii) repurchases or substitutions by [ ] pursuant to the Purchase and Sale Agreement.

         Section 6.04 Delivery of Collections. The Depositor agrees to pay to the Servicer promptly any misdirected Collections received by the Depositor in respect of the Contracts in the Contract Pool, for application in accordance with Article VII.

         Section 6.05 Regulatory Filings. The Depositor shall make any filings, reports, notices, applications and registrations with, and seek any consents or authorizations from, the United States Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or that the Depositor deems advisable to comply with any federal or State securities or reporting requirements or laws.

         Section 6.06 Compliance With Law. Depositor hereby agrees to comply in all material respects with all Requirements of Law applicable to Depositor.

         Section 6.07 Activities. The Depositor shall not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, which is not directly related to the transactions contemplated and authorized by this Agreement or the other Transaction Documents; provided, however, that the Depositor may purchase and sell (or grant Liens in respect of) contracts and/or other related assets similar to the Contracts to other Persons in securitization or other non-recourse financing transactions involving [ ] or any of their Affiliates on terms and conditions (with respect to the liabilities imposed upon the Depositor by virtue of such transactions, as well as in respect of agreements or restrictions concerning activities of the Depositor and its relations or interactions with [ ] or a Financing Originator or other applicable Affiliate relevant to "bankruptcy remoteness" or "substantive consolidation" analysis), in each case substantially similar to such terms and conditions applicable to the Depositor hereunder and under the other Transaction Documents.

         Section 6.08 Indebtedness. The Depositor shall not create, incur, assume or suffer to exist any Indebtedness or other liability whatsoever, except: (i) obligations incurred under this Agreement or other Transaction Documents, or incidental thereto, or (ii) liabilities incident to the maintenance of its corporate existence in good standing, or (iii) obligations in connection with transactions described in the proviso to Section 6.07, as limited thereby.

         Section 6.09 Guarantees. The Depositor shall not become or remain liable, directly or contingently, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise, except as contemplated hereby and in connection with transactions described in Section 6.07, as limited thereby.

         Section 6.10 Investments. The Depositor shall not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Person except: (i) for purchases or other acquisitions of Contracts and related Contract Assets pursuant to the Purchase and Sale Agreement or purchases or other acquisitions of similar contracts and related assets permitted by Section 6.07, or (ii) the holding of ownership interests in Equipment contemplated herein or in transactions permitted by Section 6.07, or (iii) for investments in Eligible Investments in accordance with the terms of this Agreement.

         Section 6.11 Merger; Transfers. The Depositor shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or acquire or be acquired by any Person, or convey, sell, lease or otherwise dispose of all or substantially all of its property or business, except as provided for in this Agreement.

         Section 6.12 Payments. The Depositor shall not declare or pay, directly or indirectly, any dividend or make any other payment (whether in cash or other property) with respect to the profits, assets or capital of the Depositor or any Person's interest therein, or purchase, redeem or otherwise acquire for value any of its equity ownership interests now or hereafter outstanding, except that the Depositor may effect payments of its earnings in respect of Trust Assets to its members in each case so long as it would continue to be Solvent after giving effect thereto, and otherwise in accordance with the Transaction Documents.

         Section 6.13 Other Agreements. The Depositor shall not become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except this Agreement and the other Transaction Documents to which it is a party and any agreement relating to another securitization transaction permitted by Section 6.07; nor shall it amend or modify the provisions of its Certificate of Formation or Limited Liability Company Agreement except in accordance with the Transaction Documents and with the consent of the Required Holders, or issue any power of attorney except to the Owner Trustee, the Indenture Trustee or the Servicer pursuant to the Transaction Documents (or other similar powers of attorney in connection with transactions permitted by the proviso to Section 6.07).

         Section 6.14 Separate Entity Existence. The Depositor shall:

                  (i) Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. The funds of the Depositor will not be diverted to any other Person or for other than authorized uses of the Depositor.

                  (ii) Ensure that, to the extent that it shares the same officers or other employees as any of its members or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

                  (iii) Ensure that, to the extent that it jointly contracts with any of its members or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Depositor contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Depositor and any of its Affiliates shall be only on an arm's length basis.

                  (iv) To the extent that the Depositor and any of its members or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

                  (v) Conduct its affairs strictly in accordance with its Limited Liability Company Agreement and its Certificate of Formation, and observe all necessary, appropriate and customary limited liability company formalities, including, but not limited to, holding all regular and special members' and manager/directors' meetings appropriate to authorize all entity action, keeping separate and accurate records of such meetings and its actions, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

                  (vi) Take or refrain from taking or engaging in, as applicable, each of the actions or activities specified in the "true sale" and "nonsubstantive consolidation" opinions of [ ] delivered on the Closing Date (or in any related certificate delivered in connection therewith), upon which the conclusions expressed therein are based.

         Section 6.15 Location; Records. The Depositor shall not move outside the State of __________, the location of its chief executive office, without thirty (30) days' prior written notice to the Trust, the Indenture Trustee and the Servicer, and will promptly take all actions required (including, but not limited to, all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to continue the first priority perfected security interest of the Indenture Trustee in Trust Assets. The Depositor will give the Indenture Trustee, Trust and the Servicer prompt notice of a change within the State of __________ of the location of its chief executive office.

         Section 6.16 Liability of Depositor; Indemnities. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement.

         The Depositor shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Indenture Trustee and the Servicer (and any of their respective officers, directors, employees or agents) from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the other Transaction Documents, including any sales, gross receipts, general corporation, tangible personal property, personal property replacement privilege or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to, and as of the date of, the transfer of Contracts to the Trust or the issuance and original sale of Senior Certificates, or asserted with respect to ownership of Contract Assets, or federal or other income taxes arising out of payments from Collections on the Trust Assets) and costs and expenses in defending against the same.

         The Depositor shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Indenture Trustee and the Servicer (and any of their respective officers, directors, employees or agents) and the Securityholders from and against any loss, liability or expense incurred by reason of the Depositor's willful misfeasance, bad faith or negligence (other than errors in judgment) in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

         The Depositor shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Indenture Trustee and the Servicer (and any of their respective officers, directors, employees or agents) and any Senior Certificateholder from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance (or failure of performance) of the trusts and duties herein and, in the case of the Owner Trustee, in the Trust Agreement and, in the case of the Indenture Trustee, in the Indenture, except to the extent that such cost, expense, loss, claim, damage or liability in the case of: (i) the Owner Trustee; shall be due to the willful misfeasance, bad faith or negligence of the Owner Trustee, or shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement, or (ii) the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence of the Indenture Trustee.

         The Depositor shall be liable directly to and will indemnify any injured party or any other creditor of the Trust for all losses, claims, damages, liabilities and expenses of the Trust to the extent that the Depositor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Depositor were a general partner; provided, however, that the Depositor shall not be liable for any losses incurred by the Equity Certificateholder in the capacity of an investor in the Equity Certificate or a Noteholder in the capacity of an investor in the Notes. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the immediately preceding sentence for which the Depositor shall not be liable) shall be deemed third party beneficiaries of this paragraph. The obligation of the Depositor under this paragraph shall be evidenced by the Equity Certificate.

         The Depositor shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee from and against any loss, liability or expense incurred by reason of the Depositor's or Trust's violation of federal or State securities laws in connection with the offering and sale of the Notes and the Certificate.

         Indemnification under this Section shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation; provided, however, that the indemnification under this Section, notwithstanding anything to the contrary, is limited to the assets of the Depositor (including its rights under Article VI of the Purchase and Sale Agreement); provided, further, any indemnity payments to be made pursuant to this Section shall not be made from the Trust Assets (except to the extent any of the same have been distributed to the Depositor free and clear of any interest of the Trust therein and except to the extent [ ] as co-obligor is obligated to make such payment pursuant to Article VI of the Purchase and Sale Agreement), and such indemnity payments, if unpaid, shall not constitute a claim against the Trust or the Trust Assets (except in respect of rights against [ ] in respect of such Article VI). If the Depositor (or [ ] pursuant to such Article VI) shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Depositor (or [ ], as applicable), without interest.

         Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee, as the case may be, and the termination of this Agreement.

         Section 6.17 Bankruptcy Limitations. The Depositor shall not, without the affirmative vote of each of the manager/directors of the Depositor (which must include the affirmative vote of at least one duly appointed Independent Director as defined in the Certificate of Formation and the Limited Liability Company Agreement of the Depositor): (A) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it,
(C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Depositor or a substantial part of its property, (E) make a general assignment for the benefit of creditors, (F) admit in writing its inability to pay its debts generally as they become due, or (G) take any entity action in furtherance of the actions set forth in clauses (A) through (F) above; provided, however, that no manager/director may be required by any member of the Depositor to consent to the institution of bankruptcy or insolvency proceedings against the Depositor so long as it is Solvent.

         Section 6.18 Limitation on Liability of Depositor and Others. The Depositor and any director or officer or employee or agent of the Depositor may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

         Section 6.19 Chief Executive Office. During the term of this Agreement, the Depositor will maintain its chief executive office in one of
the States of the United States, except [ ], [ ], [ ], [    ], [ ], [ ], [ ]
or [ ].

                                 ARTICLE VII

                      ESTABLISHMENT OF ACCOUNTS; PAYMENTS

         Section 7.01 Trust Accounts; Collections. (a) On or before the Closing Date, the Trust Deposits or (or the Servicer on its behalf) shall establish the Collection Account, Note Distribution Account and Cash Collateral Account, each in the name of the Indenture Trustee for the benefit of the Noteholders and the Certificateholder. The Servicer and Indenture Trustee are hereby required to ensure that each of the Trust Accounts is established and maintained as a segregated corporate trust account with a Qualified Institution. If any institution with which any of the accounts established pursuant to this Section 7.01(a) ceases to be a Qualified Institution, the Servicer shall within 30 days after notice of such event establish a replacement account at a Qualified Institution, and effect (or cause to be effected) a concurrent transfer of all amounts in the current non-qualifying account to the replacement account.

         (b) The Servicer shall deposit or cause to be deposited, without deposit into any intervening account, into the Collection Account as promptly as practical after the Date of Processing (but in any case not later than the second Business Day following the Date of Processing thereof), all Pledged Revenues on deposit with the Servicer in the form of available funds, and all Pledged Revenues otherwise received by the Servicer (and all Investment Earnings from investments of the Collection Account).

         (c) Notwithstanding Section 7.01(b), the Servicer shall deposit or cause to be deposited, on the Closing Date and on each Substitution Transfer Date, in immediately available funds into the Collection Account, all Pledged Revenues received after the applicable Cut-off Date and through and including the date which is two Business Days preceding the Closing Date or Substitution Transfer Date, as the case may be, in respect of Contracts being transferred to the Trust on such date.

         (d) Notwithstanding Sections 7.01(b) and (c), if: (i) the Servicer makes a deposit into the Collection Account in respect of Pledged Revenues of a Contract in the Contract Pool and such Pledged Revenues were received by the Servicer in the form of a check which is not honored for any reason, or (ii) the Servicer makes a mistake with respect to the amount of any Pledged Revenues and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Pledged Revenues Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

         Section 7.02 Cash Collateral Account.

         (a) On the Closing Date, the Depositor shall deposit the sum of $[ ] into the Cash Collateral Account from the net proceeds of the sale of the Notes and the Indenture Trustee shall deposit into the Cash Collateral Account proceeds of loans made by the Cash Collateral Account Lenders equal to $[ ].

         (b) If on any Payment Date, the amounts on deposit in the Cash Collateral Account (after giving effect to all deposits thereto or withdrawals therefrom on such Payment Date) is greater than the Required Cash Collateral Amount, the Indenture Trustee shall distribute the excess of the amount on deposit in the Cash Collateral Account over the Required Cash Collateral Amount as provided in the Cash Collateral Account Agreement. Amounts properly distributed pursuant to the prior sentence shall be deemed released from the Trust Estate and the security interest herein granted to the Trustee, and the Trust shall in no event be required to refund such distributed amounts.

         Section 7.03 Trust Account Procedures. If the Servicer so directs, in writing (with a copy to the Owner Trustee), the Qualified Institution maintaining any Trust Account may invest the amounts therein in Eligible Investments of the type specified in such written direction that mature not later than one Business Day prior to the next succeeding Payment Date (or that mature on such other Business Day as the Rating Agencies shall approve). Once such funds are invested, the Servicer shall not change or permit a change in the investment of such funds. Subject to the other provisions hereof, the Indenture Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Indenture Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Trustee in a manner which complies with this Section 7.03. All Investment Earnings on investments of funds in the Collection Account and Note Distribution Account shall be deposited in or maintained within the Collection Account pursuant to Section
7.01 and distributed on the next Payment Date pursuant to Section 7.05. All Investment Earnings in the Cash Collateral Account shall be distributed in accordance with the Cash Collateral Account Agreement. The Servicer, the Depositor and the Trust agree and acknowledge that the Indenture Trustee is to have "control" (within the meaning of Section 8-102 of the UCC as enacted in New York) of collateral consisting of "Investment Property" (within the meaning of Section 9-102(a)(49) of the UCC as enacted in New York) for all purposes of this Agreement. In the absence of timely written direction from the Servicer, the Indenture Trustee shall invest or cause to be invested amounts in the Trust Accounts in Eligible Investments of the type specified in clause (vi) of the definition of Eligible Investments herein.

         Section 7.04 Securityholder Payments. (a) On each Payment Date, each Noteholder and the Equity Certificateholder as of the related Record Date shall be paid amounts payable on such date pursuant to Section 7.05 below by check mailed to such Noteholder or the Equity Certificateholder at the address for such Noteholder or the Equity Certificateholder appearing on the Note Register or the Certificate Register, or by wire transfer if such Noteholder or the Equity Certificateholder has provided written instructions for such payment method to the Indenture Trustee and Owner Trustee, respectively, at least ten days prior to such Payment Date.

         (b) The Indenture Trustee shall serve as the Paying Agent hereunder and shall make the payments to the Noteholders and the Equity
Certificateholder required hereunder. The Indenture Trustee hereby agrees that all amounts held by it for payment hereunder will be held in trust for the benefit of the Noteholders and Certificateholder.

         Section 7.05 Allocations and Payments.

         (a) Distributions. On each Payment Date, the Trustee shall (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date, upon which the Trustee may conclusively rely) distribute the following amounts and in the order of priority specified below. Within each order of priority, amounts shall be deemed withdrawn first from Available Pledged Revenues, and second (but only as to amounts described in clauses (ii) and (iii) below) from amounts deposited in the Collection Account pursuant to Section 7.02.

                  (i) first, from the Available Pledged Revenues then on deposit in the Collection Account, to the Servicer, the Servicing Fee and Servicer Advances for the related Collection Period (less that portion thereof to be applied by the Trustee in accordance with the Cash Collateral Account Agreement) and any amounts specified in
         Section 2.05 hereof, to the extent the Servicer has not reimbursed itself in respect of such amounts;

                  (ii) second, from the Amount Available then remaining on deposit in the Collection Account, to the Note Distribution Account an amount equal to the Note Interest Distributable Amount for such Payment Date;

                  (iii) third, from the Amount Available then remaining on deposit in the Collection Account, to the Note Distribution Account, an amount equal to the Note Principal Distributable Amount for such Payment Date;

                  (iv) fourth, from the Amount Available then remaining on deposit in the Collection Account, to the Cash Collateral Account, the amount, if any, necessary to increase the balance therein to the Requisite Cash Collateral Amount;

                  (v) fifth, from the Amount Available then remaining on deposit in the Collection Account, to the parties entitled thereto in accordance with the Cash Collateral Account Agreement, any amounts due and unpaid thereunder; and

                  (vi) sixth, any remaining Amount Available to the Owner Trustee for distribution to the Equity Certificateholder.

In the event the Servicer's Certificate shows that, as of any Determination Date, there are amounts on deposit in the Collection Account which do not constitute Pledged Revenues due to the clause (ii)(b) of the definition thereof and to which the Depositor is entitled pursuant to Section 2.04 hereof, the Trustee shall forthwith pay such amount to or upon the order of the Depositor.

         (b) Allocations and Payments Prior to an Event of Default. On each Payment Date and Redemption Date prior to an Event of Default, the Servicer, pursuant to written monthly payment instructions and notification, shall instruct the Indenture Trustee to withdraw and transfer, and on the succeeding Payment Date the Indenture Trustee acting in accordance with such written instructions shall withdraw and transfer, the amounts required to be withdrawn from the Note Distribution Account in order to make the following payments or allocations from the Amount Available for the related Payment Date (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Payment Date have been made), in the following order of priority:

                  (i) pay to the Indenture Trustee on behalf of the Class A-1 Noteholders an amount equal to the Class A-1 Interest Distributable Amount; provided, that if the Amount Available remaining to be allocated pursuant to this clause are less than the full amount required to be so allocated, such remaining Amount Available shall be allocated to the Holders of Class A-1 Notes pro rata based upon their respective entitlement pursuant to this clause;

                  (ii) pay to the Indenture Trustee on behalf of the Class A-2 Noteholders an amount equal to the Class A-2 Interest Distributable Amount ; provided, that if the Amount Available remaining to be allocated pursuant to this clause are less than the full amount required to be so allocated, such remaining Amount Available shall be allocated to the Holders of Class A-2 Notes pro rata based upon their respective entitlement pursuant to this clause;

                  (iii) pay to the Indenture Trustee on behalf of the Class A-3 Noteholders an amount equal to the Class A-3 Interest Distributable Amounts provided, that if the Amount Available remaining to be allocated pursuant to this clause are less than the full amount required to be so allocated, such remaining Amount Available shall be allocated to the Holders of Class A-3 Notes pro rata based upon their respective entitlement pursuant to this clause;

                  (iv) pay to the Indenture Trustee on behalf of the Class A-4 Noteholders an amount equal to the Class A-4 Interest Distributable Amount; provided, that if the Amount Available remaining to be allocated pursuant to this clause are less than the full amount required to be so allocated, such remaining Amount Available shall be allocated to the Holders of Class A-4 Notes pro rata based upon their respective entitlement pursuant to this clause;

                  (v) pay to the Indenture Trustee on behalf of the Class A-5 Noteholders an amount equal to the Class A-5 Interest Distributable Amount; provided, that if the Amount Available remaining to be allocated pursuant to this clause are less than its full amount required to be so allocated, such remaining Amount Available shall be allocated to its Holders of Class A-5 Notes pro rata based upon their respective entitlement pursuant to this clause;

                  (vi) pay to the Indenture Trustee on behalf of the Class B Noteholders an amount equal to the Class B Interest Distributable Amount; provided, that if the Amount Available remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Amount Available shall be paid to the Holders of Class B Notes pro rata based on their respective entitlement pursuant to this clause;

                  (vii) pay to the Indenture Trustee on behalf of the Class C Noteholders, an amount equal to the Class C Interest Distributable Amount; provided, that if the Amount Available remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Amount Available shall be paid to the Holders of Class C Notes pro rata based on their respective entitlement pursuant to this clause;

                  (viii) pay to the Indenture Trustee on behalf of the Class D Noteholders an amount equal to the Class D Interest Distributable Amount; provided, that if the Amount Available remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Amount Available shall be paid to the Holders of Class D Notes pro rata based on their respective entitlement pursuant to this clause;

                  (ix) prior to the Payment Date on which the Class A-1 Principal Balance has been reduced to zero, pay to the Indenture Trustee, on behalf of the Class A-1 and Class A-5 Noteholders, the Class A Principal Payment Amount, [ ]% of which shall be distributed to the Class A-1 Noteholders and [ ]% of which shall be distributed to the Class A-5 Noteholders; provided that if the amount available to make such payments is not sufficient to pay the full Class A Principal Payment Amount, such amount available shall be allocated:
         (1) if such Payment Date is the Class A-1 Stated Maturity Date (or any Payment Date thereafter until the Class A-1 Principal Balance has been reduced to zero), first, to the Class A-1 Noteholders to the extent necessary to reduce the Class A-1 Principal Balance to zero, and, thereafter, to the Class A-5 Noteholders, and (2) for any other Payment Date, between the Class A-1 Noteholders and the Class A-5 Noteholders in the respective percentages specified above in this clause;

                  (x) on the Payment Date on which the Class A-1 Principal Balance shall be reduced to zero, pay to the Indenture Trustee, on behalf of the Class A Noteholders, the Class A Principal Payment Amount, allocated as follows:

                  (A) to the Class A-1 Noteholders, the remaining Class A-1 Principal Balance;

                  (B) to the Class A-5 Noteholders, an amount equal to [ ]% of the Total Principal Payment Amount; and

                  (C) the remaining Class A Principal Payment Amount, if any, to the Class A-2 Noteholders until the Class A-2 Principal Balance has been reduced to zero, then to the Class A-3 Noteholders until the Class A-3 Principal Balance has been reduced to zero, then to the Class A-4 Noteholders until the Class A-4 Principal Balance has been reduced to zero and then to the Class A-5 Noteholders until the Class A-5 Principal Balance has been reduced to zero;

                  provided, that if the amount available to make such payments is not sufficient to pay the full Class A Principal Payment Amount, such amount available shall be allocated, first, to the Class A-1 Notes and the Class A-5 Notes as provided in clauses (A) and (B) above (and, if such amount available is not sufficient to pay the full amounts so provided for, such amount available shall be allocated: (I) if such Payment Date is the Class A-1 Stated Maturity Date (or any Payment Date thereafter until the Class A-1 Principal Balance has been reduced to zero), first, to the Class A-1 Noteholders to the extent necessary to reduce the Class A-1 Principal Balance to zero, and, thereafter, to the Class A-5 Noteholders, and (II) for any other Payment Date, between the Class A-1 Notes and the Class A-5 Notes pro rata based upon the amounts otherwise payable pursuant to such clauses
                  (1) and (2)), and, thereafter, to the Class A-2, Class A-3, Class A-4 and Class A-5 Notes as provided in clause (3) above;

                  (xi) after the Payment Date on which the Class A-1 Principal Balance has been reduced to zero, pay to the Indenture Trustee, on behalf of the Class A Noteholders, the Class A Principal Payment Amount, allocated as follows:

                  (A) on and prior to the Payment Date on which the Class A-4 Principal Balance has been reduced to zero:

                  (1) to the Class A-5 Noteholders, an amount equal to [ ]% of the Total Principal Payment Amount; and

                  (2) the remaining Class A Principal Payment Amount to the Class A-2 Noteholders until the Class A-2 Principal Balance has been reduced to zero, then to the Class A-3 Noteholders until the Class A-3 Principal Balance has been reduced to zero, then to the Class A-4 Noteholders until the Class A-4 Principal Balance has been reduced to zero and then to the Class A-5 Noteholders until the Class A-5 Principal Balance has been reduced to zero;

                  provided, that if the amount available to make such payments is not sufficient to pay the full Class A Principal Payment Amount, such amount available shall be allocated: (x) if such Payment Date is the Stated Maturity Date of the Class A-2, A-3 or A-4 Notes (or any Payment Date thereafter until the Principal Balance of such Class has been reduced to zero), first, to the Noteholders of such Class to the extent necessary to reduce the Principal Balance of such Class to zero, and, thereafter, to the Class A-5 Noteholders, and (y) for any other Payment Date, between the Class A-5 Notes, on the one hand, and the Class A-2, Class A-3 and Class A-4 Notes, on the other, pro rata based upon the amounts otherwise payable pursuant to clauses (1) and (2) above; and

                           (B)   after the Payment Date on which the
                  Class A-4 Principal Balance has been reduced to zero, to the Class A-5 Notes until the Class A-5 Principal Balance has been reduced to zero;

                  (xii) pay to the Indenture Trustee on behalf of the Class B Noteholders, the Class B Principal Payment Amount;

                  (xiii) pay to the Indenture Trustee on behalf of the Class C Noteholders, the Class C Principal Payment Amount;

                  (xiv) pay to the Indenture Trustee on behalf of the Class D Noteholders, the Class D Principal Payment Amount; and

                  (xv) the Additional Principal, if any, to the Indenture Trustee for the benefit, sequentially, of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, and Class D Noteholders.

         (c) Allocations and Payments after an Event of Default. On each Determination Date after the occurrence of an Event of Default, the Servicer, pursuant to monthly payment instructions and notification, shall instruct the Indenture Trustee to withdraw and transfer, and on the succeeding Payment Date the Indenture Trustee acting in accordance with such instructions shall withdraw and transfer, the amounts required to be withdrawn from the Note Payment Account in order to make the following payments or allocations from the Amount Available for the related Payment Date (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Payment Date have been made), in the following order of priority:

                  (i) pay to the Indenture Trustee on behalf of the Class A-1 Noteholders, Class A-2 Noteholders; Class A-3 Noteholders, the Class A-4 Noteholders and the Class A-5 Noteholders, an amount equal to interest accrued in respect of the related Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class A-5 Notes at the respective Class A-1 Interest Rate, Class A-2 Interest Rate, Class A-3 Interest Rate, Class A-4 Interest Rate and Class A-5 Interest Rate for the Accrual Period immediately preceding such Payment Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Amount Available remaining to be allocated pursuant to this clause are less than the full amount required to be so allocated, such remaining Amount Available shall be allocable to the Holders of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class A-5 Notes pro rata based upon the then-outstanding Principal Amount thereof;

                  (ii) pay to the Indenture Trustee on behalf of the Class B Noteholders an amount equal to the interest accrued thereon at the Class B Interest Rate for the Accrual Period immediately preceding such Payment Date, together with any amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Amount Available remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Amount Available shall be paid to the Holder of each Class B Note pro rata based on the outstanding Principal Amount thereof;

                  (iii) pay to the Indenture Trustee on behalf of the Class C Noteholders, an amount equal to the interest accrued thereon at the Class C Interest Rate for the Accrual Period immediately preceding such Payment Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Amount Available remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Amount Available shall be paid to the Holder of each Class C Note pro rata based on the outstanding Principal Amount thereof;

                  (iv) pay to the Indenture Trustee on behalf of the Class D Noteholders, an amount equal to the interest accrued thereon at the Class D Interest Rate for the Accrual Period immediately preceding such Payment Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Amount Available remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Amount Available shall be paid to the Holder of each Class D Note pro rata based on the outstanding principal amount thereof;

                  (v) pay to the Indenture Trustee, on behalf of the Class A-1 Noteholders, the Class A-1 Principal Payment Amount for such Payment Date; provided, that: (i) if the Amount Available remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Amount Available shall be allocated to each Class A-1 Note pro rata based on the outstanding principal amount thereof and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class A-1 Note principal in full, then such excess shall be applied in repayment of principal on Class A-2 Notes;

                  (vi) pay to the Indenture Trustee, on behalf of the Class A-2 Noteholders, the Class A-2 Principal Payment Amount for such Payment Date; provided, that: (i) if the Amount Available remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Amount Available shall be allocated to each Class A-2 Note pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class A-2 Note principal in full, then such excess shall be applied in repayment of principal on the Class A-3 Notes;

                  (vii) pay to the Indenture Trustee, on behalf of the Class A-3 Noteholders, the Class A-3 Principal Payment Amount for such Payment Date; provided, that: (i) if the Amount Available remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Amount Available shall be allocated to each Class A-3 Note pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class A-3 Note principal in full, then such excess shall be applied in repayment of principal on the Class A-4 Notes;

                  (viii) pay to the Indenture Trustee, on behalf of the Class A-4 Noteholders, the Class A-4 Principal Payment Amount for such Payment Date; provided, that: (i) if the Amount Available remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Amount Available shall be allocated to each Class A-4 Note pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class A-4 Note principal in full, then such excess shall be applied in repayment of principal on the Class A-5 Notes;

                  (ix) pay to the Indenture Trustee, on behalf of the Class A-5 Noteholder, the Class A-5 Principal Payment Amount for such Payment Date, provided, that: (i) if the Amount Available remaining to be allocated pursuant to this clause are less than the full amount required to be paid such remaining Amount Available shall be allocated to each Class A-5 Note pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding class A-5 Notes principal in full, then such excess shall be applied in repayment of principal on the Class B Notes;

                  (x) pay to the Indenture Trustee, on behalf of the Class B Noteholders, the Class B Principal Payment Amount for such Payment Date; provided, that: (i) if the Amount Available remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Amount Available shall be allocated to each Class B Note pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class B Note principal in full, then such excess shall be applied in repayment of principal on the Class C Notes;

                  (xi) pay to the Indenture Trustee, on behalf of the Class C Noteholders, the Class C Principal Payment Amount for such Payment Date; provided, that: (i) if the Amount Available remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Amount Available shall be allocated to each Class C Note pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class C Note principal in full, then such excess shall be applied in repayment of principal on the Class D Notes;

                  (xii) pay to the Indenture Trustee, on behalf of the Class D Noteholders, the Class D Principal Payment Amount for such Payment Date; provided, that: (i) if the Amount Available remaining to be allocated pursuant to this clause are less than the full amount required to be so paid, such remaining Amount Available shall be allocated to each Class D Note pro rata based on the outstanding principal amount thereof;

         (d) On the last Business Day preceding each Payment Date, the Indenture Trustee shall, in accordance with directions from the Servicer, withdraw from amounts on deposit in the Cash Collateral Account, and deposit into the Collection Account, an amount equal to the lesser of the Available Cash Collateral Amount for such Payment Date and the sum of the following amounts, if any:

                  (i) the amount, if any, by which the Available Pledged Revenues with respect to such Payment Date, is less than the amount specified in clauses (b)(i)-(viii) of this Section 7.05 (or in the case of a payment after an Event of Default in clauses (c) (i) - (iv) of this Section 7.05; plus

                  (ii) the Principal Deficiency Amount, if any, for such Payment Date, plus

                  (iii) with respect to the Stated Maturity Date for any Class of Notes or on the first Payment Date on which the Contract Pool Principal Balance is less than $1,000,000, the amount, if any, by which the Available Pledged Revenues, after payment of all amounts specified in clauses (b)(i) through (b)(viii) (or in the event of a payment after an Event of Default clauses (c) (i) - (b) (iv) of
         Section 7.05, is less than: (A) in the case of the Stated Maturity Date for a Class of Notes, the remaining Principal Balance of such Class of Notes, and (B) in the case of the first Payment Date on which the Contract Pool Analysis Principal is less than $1,000,000 the Principal Amount of all outstanding Notes.

In the event that the Available Pledged Revenues for any Payment Date are less than the total amount, if any, specified above for such Payment Date, the amount actually withdrawn by the Trustee shall be applied in the order of priority specified above, and, within each clause specified above, in the order of priority specified in Section 7.05(b). The Servicer shall give the Trustee and the Cash Collateral Account Lenders' Agent notice, at least three Business Days prior to each Payment Date, of the amounts, if any, specified in clauses (i) through (iii) above for such Payment Date.

         Section 7.06 Repurchases of, or Substitution for, Contracts for Breach of Representations and Warranties. Upon a discovery by the Servicer of an inaccuracy or breach of a representation or warranty set forth in the Schedule of Representations which has been made or deemed made with respect to a Contract in the Contract Pool, which inaccuracy or breach materially adversely affects the Trust's or any Noteholder's or the Equity Certificateholder's interest in such Contract (without regard to the benefits of Cash Collateral Account, any reserve fund, overcollateralization or other similar enhancement) or the collectability thereof (an "Ineligible Contract"), the Servicer shall promptly notify [ ] thereof. As provided in the Purchase and Sale Agreement and in accordance with this Section 7.06, [ ] is obligated to repurchase each such Ineligible Contract, at a repurchase price equal to the Purchase Amount (determined as of the date such repurchase is to be funded), not later than the second Deposit Date following the date the Servicer becomes aware of any such breach or inaccuracy and which breach or inaccuracy has not otherwise been cured; provided, however, that if [ ] is able to effect a substitution for any such Ineligible Contract in compliance with Section 2.04, [ ] may, in lieu of repurchasing such Ineligible Contract, effect a substitution for such Ineligible Contract with a Substitute Contract not later than the date a repurchase of such Ineligible Contract would be required hereunder; and provided further, that with respect to a breach or inaccuracy of any such representations or warranties relating to the Contract Pool (or all Contracts conveyed on the Closing Date or Substitution Transfer Date, as the case may be) in the aggregate and not to any particular Contract, [ ] (or the Servicer acting on its behalf) may select Contracts (without adverse selection) to repurchase (or substitute for) such that had such Contracts not been included as part of the related Transferred Assets (and, in the case of a substitution, had such Substitute Contract been included as part of the related Transferred Assets instead of the selected Ineligible Contract) there would have been no breach or inaccuracy of such representation or warranty. Notwithstanding any other provision of this Agreement, the obligation of [ ] under the Purchase and Sale Agreement and described in this
Section 7.06 shall not terminate or be deemed released by any party hereto upon a Servicing Transfer pursuant to Article VIII. The right to enforce the repurchase or substitution obligation described in this Section shall constitute the sole remedy of the Trust, the Indenture Trustee, the Depositor and the Holders with respect to the inaccuracy or breach related to such Ineligible Contract. The Purchase Amount shall be allocated in accordance with the Allocation Criteria.

         Section 7.07 Reassignment of Repurchased or Substituted Contracts. Upon deposit into the Collection Account of the Purchase Amount with respect to an Ineligible Contract as described in Section 7.06 (or upon the Substitution Transfer Date related to a Substitute Contract described in
Section 7.06), or of the repurchase price set forth in Section 7.08, the Indenture Trustee shall release and reassign to [ ] all of the Trust's right and interest in the repurchased or substituted Contract and related Transferred Assets without recourse, representation or warranty, and such reassigned Contract shall no longer thereafter be included in any calculations of Contract Principal Balances required to be made hereunder or otherwise be deemed a part of the Trust Assets.

         Section 7.08 [ ] and Depositor's Repurchase Option. As provided in the Purchase and Sale Agreement, on written notice to the Indenture Trustee at least twenty (20) days prior to a Payment Date, and provided that the aggregate Principal Amount of Notes outstanding is then less than 10% of the Initial Contract Pool Principal Balance, [ ], through the Depositor, may (but is not required to) repurchase from the Trust on that Payment Date all outstanding Contracts in the Contract Pool at a price equal to the sum of: (a) the aggregate outstanding Principal Amount of the Notes (other than the Equity Certificate) plus accrued unpaid interest thereon as of the current Payment Date, and (b) the amount of unreimbursed Servicer Advances (if any) as well as accrued and unpaid monthly Servicing Fees to the date of such repurchase plus
(c) any other amounts that would otherwise be payable from Pledged Revenues on such Payment Date (assuming sufficient Pledged Revenues were available to effect such payments) pursuant to Article VII, minus (d) Pledged Revenues and other Available Pledged Revenues on deposit in the Collection Account and available to make such payments on such Payment Date. Such price is to be deposited in the Collection Account not later than the Deposit Date preceding such Payment Date, against the Indenture Trustee's and Depositor's release of the Contract Assets and the related Contract Files to [ ].

                                 ARTICLE VIII

                     SERVICER DEFAULTS; SERVICING TRANSFER

         Section 8.01 Servicer Default. "Servicer Default" means the occurrence of any of the following:

         (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Owner Trustee or the Indenture Trustee to make any payment, transfer or deposit, or to deliver the Monthly Report pursuant to this Agreement, which failure continues unremedied for a period of five (5) Business Days after the first to occur of: (i) written notice from the Owner Trustee or the Indenture Trustee of such failure shall have been given to the Servicer, or (ii) the date the Servicer becomes aware thereof; or

         (b) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement which has a material adverse effect on the Noteholders or the Equity Certificateholder, which continues unremedied for a period of thirty (30) days after the first to occur of: (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by and the Indenture Trustee or to the Servicer and the Indenture Trustee by the Noteholders or the Equity Certificateholder or the Indenture Trustee on behalf of such Noteholders of Notes aggregating not less than 25% of the Principal Amount of any Class adversely affected thereby, and (ii) the date on which the Servicer becomes aware thereof, and such failure continues to materially adversely affect the Noteholders or the Equity Certificateholders for such period; or

         (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant hereto shall prove to have been incorrect when made, which has a material adverse effect on the Noteholders or Equity Certificateholder and which continues to be incorrect in any material respect for a period of thirty (30) days after the first to occur of: (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer and the Owner Trustee by the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders or the Equity Certificateholders or by the Indenture Trustee on behalf of Noteholders of Notes aggregating not less than 25% of the Principal Amount of any Class adversely affected thereby, and (ii) the date on which the Servicer becomes aware thereof, and such incorrectness continues to materially adversely affect the Noteholders or Equity Certificateholders for such period; or

         (d) an Insolvency Event shall occur with respect to the Servicer.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five (5) Business Days or referred to under clause (b) or (c) for a period of sixty (60) days (in addition to any period provided in (a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five (5) Business Days or sixty (60) days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrences. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Pooling Agreement and the Servicer shall provide the Owner Trustee, the Indenture Trustee and the Depositor prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall promptly notify the Indenture Trustee in writing of any Servicer Default.

         Section 8.02 Servicing Transfer. (a) If a Servicer Default has occurred and is continuing, the Required Holders, or the Indenture Trustee, may, by written notice (a "Termination Notice") delivered to the parties hereto, terminate all (but not less than all) of the Servicer's rights and obligations under this Pooling Agreement with respect to the Trust Assets.

         (b) Upon delivery of the Termination Notice (or, if later, on a date designated therein), and on the date that a successor Servicer shall have been appointed pursuant to Section 8.03 (such appointment being herein called a "Servicing Transfer"), all rights, benefits, fees, indemnities, authority and power of the Servicer under this Pooling Agreement, whether with respect to the Contracts in the Contract Pool, the Contract Files or otherwise, shall pass to and be vested in such successor (the "Successor Servicer") pursuant to and under this Section 8.02; and, without limitation, the Successor Servicer is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer under this Pooling Agreement, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Contracts in the Contract Pool. The Servicer shall transfer to the Successor Servicer: (i) all records held by the Servicer relating to such Contracts in such electronic form as the Successor Servicer may reasonably request and (ii) any related Contract Files in the Servicer's possession. In addition, the Servicer shall permit access to its premises (including all computer records and programs) to the Successor Servicer or its designee, and shall pay the reasonable transition expenses of the Successor Servicer. Upon a Servicing Transfer, the Successor Servicer shall also be entitled to receive the Servicing Fee for performing the obligations of the Servicer.

         Section 8.03 Appointment of Successor Servicer; Reconveyance; Successor Servicer to Act. Upon delivery of the Termination Notice (or, if later, on a date designated therein), the Servicer shall continue to perform all servicing functions under this Pooling Agreement until the date specified in the Termination Notice or, if no such date is specified, until a date mutually agreed by the Servicer and the Indenture Trustee. The Indenture Trustee shall as promptly as possible after the giving of or receipt of a Termination Notice, appoint a Successor Servicer, and such Successor Servicer shall accept its appointment by a written assumption and by delivery of an opinion of counsel to the Successor Servicer relating to corporate matters and enforceability, in each case in a form acceptable to the Indenture Trustee and the Owner Trustee. In effecting such appointment, the Indenture Trustee shall seek bids from potential servicers which are established financial institutions each having a net worth of at least $50,000,000 and whose regular business includes the servicing of contracts similar to the Contracts in the Contract Pool.

         In the event that a Successor Servicer has not been appointed and has not accepted its appointment within 60 days of the delivery of a Termination Notice, then the Indenture Trustee shall offer the Depositor, and the Depositor shall offer the [ ], the right to accept retransfer of all the Trust Assets, and such party may accept retransfer of such Trust Assets in consideration of the Depositor's delivery to the Collection Account on or prior to the next upcoming Payment Date of a sum equal to the Aggregate Principal Amount of all Notes then outstanding, together with accrued and unpaid interest thereon through such date of deposit; provided, that the Indenture Trustee, if so directed by, the Required Holders, need not accept and effect such reconveyance in the absence of evidence (which may include valuations of an investment bank or similar entity) reasonably acceptable to such Indenture Trustee or Required Holders that such retransfer would not constitute a fraudulent conveyance of the Depositor or [ ]; provided, further, [ ] may not accept such retransfer unless it shall have delivered to each Rating Agency an Opinion of Counsel that such retransfer would not constitute a fraudulent conveyance of the Depositor or the Seller or that such retransfer would not constitute a preferential payment by the Depositor or [ ].

         In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the then Servicer has ceased to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. Notwithstanding the foregoing, if the Indenture Trustee is legally unable or prohibited from so acting, it shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of at least $50,000,000 and whose regular business includes the servicing of contracts similar to the Contracts in the Contract Pool as the Successor Servicer hereunder. On or after a Servicing Transfer, the Successor Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Pooling Agreement, and the transactions set forth or provided for in this Pooling Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the terminated Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Servicing Transfer; provided, however, that the Successor Servicer shall not be liable for any acts or omissions of the departing Servicer occurring prior to such Servicer Servicing Transfer or for any breach by the departing Servicer of any of its representations and warranties contained in this Pooling Agreement or in any related or Transaction Document or other agreement. As compensation therefor, the Successor Servicer shall be entitled to receive the Servicing Fee. The Trust, the Noteholders and the Equity Certificateholders, the Indenture Trustee and such successor shall take such action, consistent with this Pooling Agreement, as shall be necessary to effectuate any such succession. To the extent the terminated Servicer has made Servicer Advances, it shall be entitled to reimbursement of the same notwithstanding its termination hereunder, to the same extent as if it had continued to service the Trust Assets hereunder. In addition, it is understood and agreed that if an Event of Default has occurred and a Servicer Transfer is being effected by action of the Indenture Trustee hereunder, any documented expenses reasonably incurred by the Indenture Trustee in connection with effecting such Servicer Transfer shall be deemed expenses reimbursable from Available Pledged Revenues after an Event of Default pursuant to Section 7.05(b)(i) hereof and Section 5.06(a)(i) of the Indenture.

         Section 8.04 Notifications to Noteholders and the Equity Certificateholders. (a) Promptly following the occurrence of any Servicer Default, the Servicer shall give written notice thereof to the Trustees, the Depositor and each Rating Agency at the addresses described in Section 11.04 and to the Noteholders and Equity Certificateholder at their respective addresses appearing on the Note Register and the Certificate Register, respectively.

         (b) Within ten (10) days following any termination or appointment of a Successor Servicer pursuant to this Article VIII, the Indenture Trustee shall give written notice thereof to each Rating Agency and the Depositor at the addresses described in Section 11.04, and to the Noteholders and the Equity Certificateholder at their respective addresses appearing on the Note Register and the Certificate Register, respectively.

         Section 8.05 Effect of Transfer. (a) After a Servicing Transfer, the terminated Servicer shall have no further rights or obligations under this Pooling Agreement, including, without limitation, with respect to the management, administration, servicing, custody or collection of the Trust Assets, and the Successor Servicer appointed pursuant to Section 8.03 shall have all of such obligations, except that the terminated Servicer will transmit or cause to be transmitted directly to the Successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts or items (properly endorsed where required for the Successor Servicer to collect them) received as payments upon or otherwise in connection with the Contracts in the Contract Pool.

         (b) A Servicing Transfer shall not affect the rights and duties of the parties to this Pooling Agreement (including but not limited to the indemnities of the departing Servicer) other than those relating to the management, administration, servicing, custody or collection of the Contracts in the Contract Pool and related Transferred Assets.

         Section 8.06 Database File. The Servicer will provide the Successor Servicer with a magnetic tape containing the database file for each Contract in the Contract Pool on and as of the Business Day before the actual commencement of servicing functions by the Successor Servicer following the occurrence of a Servicer Default.

         Section 8.07 Successor Servicer Indemnification. The departing Servicer shall defend, indemnify and hold the Successor Servicer and any officers, directors, employees or agents of the Successor Servicer harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, fees, and expenses that the Successor Servicer may sustain in connection with the claims asserted at any time by third parties against the Successor Servicer which result from: (i) any willful or grossly negligent act taken or omission by the departing Servicer or (ii) a breach of any representations of the departing Servicer in Section 3.02. The indemnification provided by this Section 8.07 shall survive: (a) a Servicing Transfer and/or (b) the termination of this Agreement.

         Section 8.08 Responsibilities of the Successor Servicer. The Successor Servicer will not be responsible for delays attributable to the departing Servicer's failure to deliver information, defects in the information supplied by the departing Servicer or other circumstances beyond the control of the Successor Servicer.

         The Successor Servicer will make arrangements with the departing Servicer for the prompt and safe transfer of, and the departing Servicer shall provide to the Successor Servicer, all necessary servicing files and records, including (as deemed necessary by the Successor Servicer at such time): (i) microfiche loan documentation, (ii) servicing system tapes, (iii) Contract payment history, (iv) collections history and (v) the trial balances, as of the close of business on the day immediately preceding conversion to the Successor Servicer, reflecting all applicable Contract Pool information. The departing Servicer shall be obligated to pay the costs associated with the transfer of the servicing files and records to the Successor Servicer.

         The Successor Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Pooling Agreement if any such failure or delay results from the Successor Servicer acting in accordance with information prepared or supplied by a Person other than the Successor Servicer or the failure of any such Person to prepare or provide such information. The Successor Servicer shall have no responsibility, shall not be in default and shall incur no liability: (i) for any act or failure to act by any third party, including the departing Servicer, the Depositor or the Trustees or for any inaccuracy or omission in a notice or communication received by the Successor Servicer from any third party or (ii) which is due to or results from the invalidity or unenforceability of any Contract under applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Contract.

         Any Successor Servicer which assumes the role of Successor Servicer hereunder shall be entitled to the benefits of (and subject to the provisions of) Section 5.05 concerning delegation of duties to subservicers.

                                  ARTICLE IX

                              SERVICER REPORTING

         Section 9.01 Monthly Reports. With respect to each Payment Date and the related Collection Period, the Servicer will provide to each Trustee, and each Rating Agency, on the related Determination Date, a monthly statement (a "Monthly Report") substantially in the form of Exhibit D hereto. On each Payment Date, the Indenture Trustee will forward to each Noteholder a copy of the Monthly Report for the related Collection Period. The parties hereto acknowledge that the Indenture Trustee has no obligation to verify the accuracy of the Monthly Report.

         Section 9.02 Officer's Certificate. Each Monthly Report delivered pursuant to Section 9.01 shall be accompanied by a certificate of a Servicing Officer certifying the accuracy of the Monthly Report.

         Section 9.03 Other Data. In addition, the Servicer shall, upon the request of any Trustees, or any Rating Agency, furnish such Trustee or Rating Agency, as the case may be, such Managing Agent such underlying data used to generate a Monthly Report as may be reasonably requested.

         Section 9.04 Annual Reporting; Evidence as to Compliance. The Servicer shall cause a firm of nationally recognized independent accountants (the "Independent Accountants"), who may also render other services to the Servicer or its Affiliates, to deliver to the Trustees and each Rating Agency, on or before March 31 (or ninety (90) days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on March 31, [ ], with respect to the twelve months ended the immediately preceding December 31 or other applicable date), a report addressed to the Board of Directors of the Servicer and to the Trustees (the "Accountant's Report") to the effect that such Independent Accountants have, at the request of the Servicers: (i) audited the financial statements of the Servicer (or, if the Servicer is a wholly-owned subsidiary of another entity, the financial statements of such parent entity) and issued an opinion thereon and that such audit was made in accordance with generally accepted auditing standards as in effect in the jurisdiction of the entity being audited, which require that such Independent Accountants plan and perform the audit to obtain reasonable assurance as to whether the financial statements of the Servicer (or its parent, as applicable) are free of material misstatement, and (ii) with respect to the immediately prior year's public securitization transactions involving similar contracts and assets, examined management's assertion that the Servicer maintained effective control over the servicing of such assets, in accordance with established or stated criteria, and providing a report thereon, as well as confirming that such examination was performed in accordance with standards established by the American Institute of Certified Public Accountants. A copy of the Accountant's Report may be obtained by any Securityholder by a request in writing to the Indenture Trustee, in the case of a Noteholder, or in the case of a Certificateholder, addressed to its respective Corporate Trust Office.

         Section 9.05 Annual Statement of Compliance from Servicer. The Servicer will deliver to the Trustees, and each of the Rating Agencies, on or before March 31 of each year commencing March 31, [ ], an Officer's Certificate stating that: (a) a review of the activities of the Servicer during the prior calendar year and of its performance under the Pooling Agreement was made under the supervision of the officer signing such certificate and (b) to such officer's knowledge, based on such review, the Servicer has fully performed or cause to be performed in all material respects all its obligations under the Pooling Agreement and no Servicer Default has occurred or is continuing, or, if there has been a Servicer Default, specifying each such default known to such officer and the nature and status thereof and the steps being taken or necessary to be taken to remedy such event.

         A copy of such certificate may be obtained by any Noteholder or the Equity Certificateholder by a request in writing to the Indenture Trustee, with respect to any Noteholder, or the Owner Trustee, with respect to the Equity Certificateholder.

                                  ARTICLE X

                                  TERMINATION

         Section 10.01 Sale of Trust Assets. (a) Upon any transfer of Trust Assets pursuant to Section 10.02 of the Trust Agreement, the Servicer shall instruct the Indenture Trustee to deposit the proceeds from such transfer after all payments and reserves therefrom have been made (the "Insolvency Proceeds") into the Collection Account. On the Payment Date on which the Insolvency Proceeds are deposited in such Collection Account (or, if such proceeds are not so deposited on a Payment Date, on the Payment Date immediately following such deposit), the Servicer shall instruct the Indenture Trustee to allocate and apply the Insolvency Proceeds as if (and in the same order of priority as) the Insolvency Proceeds were Pledged Revenues being allocated and distributed on such date pursuant to this Pooling Agreement.

         (b) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

         (c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Equity Certificateholder will succeed to the rights of the Noteholders hereunder.

                                  ARTICLE XI
                                 MISCELLANEOUS

         Section 11.01 Amendments. (a) This Pooling Agreement may be amended by the parties signatory hereto, with the consent of the Required Holders, to cure any ambiguity, to correct or supplement any provisions in this Agreement which are inconsistent with other provisions herein, or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions thereof.

         (b) This Pooling Agreement may also be amended from time to time by the parties signatory hereto, with the consent of the Required Holders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Noteholders or the Equity Certificateholder; provided, however, that no such amendment shall: (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of Pledged Revenues of payments on the Trust Assets or payments that shall be required to be made on any Note or the Equity Certificate (including by way of amendment of related definitions), or
(B) the manner in which the Cash Collateral Account is applied; or (ii) change in any manner (including through amendment of related definitions), the Noteholders and the Equity Certificateholders which are required to consent to any such amendment; or (iii) make any Note or the Equity Certificate payable in money other than Dollars, without the consent of the Noteholders and the Equity Certificateholders of all Notes of the relevant affected Class then outstanding and the Equity Certificateholder, if affected; or (iv) change in any manner the duties of the Indenture Trustee under this Agreement without its written consent, (in any such case).

         (c) Prior to the execution of any such amendment or consent, the Indenture Trustee shall furnish written notification of the substance of such amendment or consent, together with a copy thereof, to each Rating Agency.

         (d) Promptly after the execution of any such amendment or consent, the Indenture Trustee, shall furnish written notification of the substance of such amendment or consent to each Noteholder and the Equity Certificateholder, respectively. It shall not be necessary for the consent of Noteholders and the Equity Certificateholder pursuant to Section 11.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization by Noteholders and the Equity Certificateholder of the execution thereof shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

         (e) Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment on behalf of the Trust is authorized or permitted by this Pooling Agreement, and that all conditions precedent to such execution as set forth herein have been satisfied. The Trustees may, but shall not be obligated to, enter into any such amendment which affects the Trustees' own rights, duties or immunities under this Pooling Agreement or otherwise.

         (f) Notwithstanding anything to the contrary in the foregoing provisions of this Section 11.01: (a) the Depositor or the Servicer, acting on behalf of the Depositor, may request each rating agency to approve a formula for determining the Required Cash Collateral amount that is different from the formula or result determined from the current definition thereof contained herein so as to result in a decrease in the amount of the Required Cash Collateral amount or the manner by which such Cash Collateral Account is funded. If each Rating Agency delivers to the Indenture Trustee and Owner Trustee a written notice or letter satisfying the Rating Agency condition in connection with such change, then the Required Cash Collateral amount will be theretofore determined in accordance with such changed formula or manner of funding, and an amendment to this Agreement effecting such change may be executed without the consent of any Noteholder and the Equity Certificateholder.

         Section 11.02 [Reserved].

         Section 11.03 Governing Law. This Pooling Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties under this Pooling Agreement shall be determined in accordance with such laws, except that the duties of the Owner Trustee shall be governed by the laws of the State of Delaware.

         Section 11.04 Notices. All notices, demands, certificates, requests and communications hereunder ("notices") shall be in writing and shall be effective: (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one (1) Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date transmitted by legible telefax transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

              (i) If to the Servicer:



                [                        ]
                [                        ]
                [                        ]
                Fax No.:  [                      ]
                Telephone No.:  [                      ]

                with a copy to:

                [                        ]
                [                        ]
                [                        ]
                Fax No.:  [                      ]
                Telephone No.:  [                      ]


              (ii) If to the Depositor:


                [                                ]
                85 Broad Street
                New York, NY 10004
                Attention:  [                    ]
                Fax No.:  [                      ]
                Telephone No.:  [                ]


              (iii) If to the Indenture Trustee:

                [                        ]
                [                        ]
                [                        ]
                Fax No.:  [                      ]
                Telephone No.:  [                      ]


              (iv) If to a Financing Originator:

At the address, telephone and fax information set forth for such Financing Originator in the Conveyancing Agreement (for [ ] Financing Originators) or the Purchase and Sale Agreement (for [ ])

              (v) If to [ ]:

                [                        ]
                [                        ]
                [                        ]
                Fax No.:  [                      ]
                Telephone No.:  [                      ]

              (vi) If to the Owner Trustee:

                [                        ]
                [                        ]
                [                        ]
                Fax No.:  [                      ]
                Telephone No.:  [                      ]

                with a copy to:

                [                        ]
                [                        ]
                [                        ]
                Fax No.:  [                      ]
                Telephone No.:  [                      ]

         Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

         Section 11.05 Severability of Provisions. If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the Equity Certificateholders or the rights of the holders thereof.

         Section 11.06 Third Party Beneficiaries. Except as otherwise specifically provided herein, the parties hereto hereby manifest their intent that no third party shall be deemed a third party beneficiary of this Agreement, and specifically that Obligors are not third party beneficiaries of this Agreement; provided, that the Owner Trustee shall be a third party beneficiary of this Agreement for purposes of the fee and indemnification provisions hereof.

         Section 11.07 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument.

         Section 11.08 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 11.09 No Bankruptcy Petition; Disclaimer and Subordination.

         (a) Each of the Servicer, the Owner Trustee and each Noteholder and the Equity Certificateholder (by acceptance of the applicable Notes or the Equity Certificate) covenants and agrees that it will not institute against the Depositor, or the Trust, or solicit or join in or cooperate with or encourage any other Person in instituting against the Depositor or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.

         (b) Consistent with the provisions in Section 1.07 of the Trust Agreement and Section 6.16 hereof, the Trust, as well as each Noteholder and the Equity Certificateholder by accepting a Note or the Equity Certificate, acknowledges and agrees that such Note or the Equity Certificate represents a beneficial interest in the Trust and Trust Assets only and does not represent an interest in any assets (other than the Trust Assets) of the Depositor (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Trust Assets and proceeds thereof). In furtherance of and not in derogation of the foregoing, to the extent the Depositor enters into other securitization transactions as contemplated in
Section 6.07, the Trust as well as each Noteholder and the Equity Certificateholder by accepting a Note or Certificate acknowledges and agrees that it shall have no right, title or interest in or to any assets (or interests therein) (other than Trust Assets) conveyed or purported to be conveyed by the Depositor to another securitization trust (i.e., other than the Issuer) or other Person or Persons in connection therewith (whether by way of a sale, capital contribution or by virtue of the granting of a Lien) ("Other Assets"). To the extent that, notwithstanding the agreements and provisions contained in the preceding sentences of this subsection, the Trust, or any Noteholder and the Equity Certificateholder, either: (i) asserts an interest in or claim to, or benefit from, Other Assets, whether asserted against or through the Depositor or any other Person owned by the Depositor, or (ii) is deemed to have any such interest, claim or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of Insolvency Laws or otherwise (including without limitation by virtue of Section 1111(b) of the federal Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), and whether deemed asserted against or through the Depositor or any other Person owned by the Depositor, then the Trust and each Noteholder and the Equity Certificateholder by accepting a Note or the Equity Certificate further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of the Depositor which, under the terms of the relevant documents relating to the securitization of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of payment or application under applicable law, including Insolvency Laws, and whether asserted against the Depositor or any other Person owned by the Depositor), including, without limitation, the payment of post-petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each Noteholder and the Equity Certificateholder further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 11.09 and that the terms and provisions of this Section 11.09 may be enforced by an action for specific performance.

         (c) The provisions of this Section 11.09 shall be for the third party benefit of those entitled to rely thereon and shall survive the termination of this Agreement.

         Section 11.10 Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the United States for the Southern District of New York, and by execution and delivery of this Agreement, each party hereto consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each such party irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto.

         Section 11.11 Tax Characterization. Notwithstanding the provisions of
Section 2.01 and Section 2.04 hereof, the Depositor and Owner Trustee agree that pursuant to Treasury Regulations Section 301.7701-3(b)(1)(ii), the Trust is to be disregarded as a separate entity from the Depositor for federal income tax purposes.

         Section 11.12 Servicer Indemnity. The Servicer will indemnify the Depositor, the Trust, the Securityholders and the Indenture Trustees, and any of their officers, directors, employees or agents (each an "Indemnified Party") from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that any Indemnified Party may sustain in connection with claims asserted by third parties against such Indemnified Party which result from any act or omission on the part of the Servicer with respect to the Trust Assets or its duties and obligations under this Pooling Agreement, except where such claims arise out of any willful misconduct, gross negligence or bad faith on the part of such Indemnified Party. Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or Indenture Trustee, as the case may be, and the termination of the Trust Agreement or this Pooling Agreement.

         Section 11.13 Limitation of Liability of Owner Trustee.

         Notwithstanding anything contained herein to the contrary, the Agreement has been executed by [ ], not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall [ ] in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

         Section 11.14 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OF THIS AGREEMENT OR A TRANSACTION DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, AMENDMENTS AND RESTATEMENTS, OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

         Section 11.15 Third Party Beneficiary. The Owner Trustee shall be a third party beneficiary of this Agreement.

                    [remainder of page intentionally blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                 [                               ]


                                 By:    [                       ], not in its
                                        individual capacity but solely as
                                        Owner Trustee on behalf of the Trust


                                 By:      _______________________________
                                 Name:
                                 Title:


                                 GS Mortgage Securities Corp.,  as Depositor


                                 By:      _______________________________
                                 Name:
                                 Title:


                                 By:      _______________________________
                                 Name:
                                 Title:

                                   EXHIBIT A

                          Form of Transfer Agreement

                              TRANSFER AGREEMENT

         This TRANSFER AGREEMENT, dated [ ], is by and between [ ], as Depositor and transferor, and [ ] Equipment Trust Securities [ ], as transferee with respect to the conveyances evidenced hereby.

         WHEREAS, the parties named above are each parties to the Pooling and Servicing Agreement dated as of [ ] (as from time to time amended, supplemented or otherwise modified, the "PSA"); and

         WHEREAS, pursuant to the PSA, the Depositor wishes to effect conveyances of Transferred Assets (including the Contracts identified on the Schedule of Contracts attached hereto), in each case in the manner and to the effect described in Article II of the PSA;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the PSA, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

            1. Definitions. All terms defined in the PSA (whether directly or by reference to other documents) shall have such defined meanings when used herein, unless such terms are otherwise defined herein.

            2. Specification of Cut-off Date and Transfer Date.

            (a) The "Cut-off Date" applicable to the Contracts conveyed hereby is [ ].

            (b) The "Transfer Date" with respect to the conveyances effected hereby is [ ].

            3. Conveyances. Subject to the terms and conditions provided for in the PSA, the Depositor hereby make the assignments and conveyances specified in Article II of the PSA as being effected by execution and delivery of this Transfer Agreement, in each case: (i) with respect to the Transferred Assets related to and consisting in part of the Contracts and related Contract Assets identified on the Schedule of Contracts attached hereto, and (ii) in the manner and to the effect described in Article II of the PSA.

            4. Incorporation of PSA. This Transfer Agreement is made pursuant to and upon the representations, warranties and agreements on the part of the parties hereto contained in the PSA and shall be governed in all respects by the PSA.

            5. Ratification of PSA. As supplemented by this Transfer Agreement, the PSA is in all respects ratified and confirmed by the parties hereto.

            6. Counterparts. This Transfer Agreement may be executed in two or more counterparts including by telefax transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

            7. Governing Law. This Transfer Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

            8. Reaffirmation. As provided in Section 2.02 of the PSA, by delivery of this Transfer Agreement the Depositor confirms that the conditions to transfer set forth in Section 2.02 have been satisfied or otherwise waived as described therein.

                              [signatures follow]

            IN WITNESS WHEREOF, the parties hereto have caused this Transfer Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                  [        ] [ ] EQUIPMENT TRUST SECURITIES [ ]
                                  Corporation, as Depositor


                                  By:   [             ], not in its individual
                                        capacity but solely as Owner Trustee
                                        on behalf of the Trust


                                  By:      ___________________________________
                                  Name:
                                  Title:


                                  By:      ___________________________________
                                  Name:
                                  Title:

                                   EXHIBIT B

                                  [Reserved]

                                   EXHIBIT C

                         Initial Schedule of Contracts

                                   EXHIBIT D

                       Form of Servicer's Monthly Report

                                   EXHIBIT E

                    Form of Substitution Transfer Agreement

                        SUBSTITUTION TRANSFER AGREEMENT

         This SUBSTITUTION TRANSFER AGREEMENT, dated [ ], is by and between [ ], as Depositor and transferor, and [ ] Equipment Trust Securities [ ], as transferee with respect to the conveyances evidenced hereby.

         WHEREAS, the parties named above are each parties to the Pooling and Servicing Agreement dated as of [ ] (as from time to time amended, supplemented or otherwise modified, the "PSA"); and

         WHEREAS, pursuant to the PSA, the Depositor wishes to effect conveyances of the Substitute Contracts (together with related Substitute Transferred Assets), identified on the Substitution Schedule of Contracts attached hereto, in each case in the manner and to the effect described in
Article II of the PSA; and

         WHEREAS, the Servicer has delivered or caused to be delivered a Substitution Notice with respect to such conveyance as required in the Pooling Agreement referred to in Section 2 below;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the PSA, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

            1. Definitions. All terms defined in the PSA (whether directly or by reference to other documents) shall have such defined meanings when used herein, unless such terms are otherwise defined herein.

            2. Specification of Cut-off Date and Transfer Date.

            (a) The "Substitution Cut-off Date" applicable to the Substitute Contracts conveyed hereby is [ ].

            (b) The "Substitution Transfer Date" with respect to the conveyances effected hereby is [ ]

            3. Conveyances. Subject to the terms and conditions provided for in the PSA, the Depositor hereby makes the assignments and conveyances specified in Article II of the PSA as being effected by execution and delivery of this Substitution Transfer Agreement, in each case: (i) with respect to the Substitute Contracts (together with related Substitute Transferred Assets) identified on the Substitution Schedule of Contracts attached hereto, and (ii) in the manner and to the effect described in Article II of the PSA.

            4. Incorporation of PSA. This Substitution Transfer Agreement is made pursuant to and upon the representations, warranties and agreements on the part of the parties hereto contained in the PSA and shall be governed in all respects by the PSA.

            5. Ratification of PSA. As supplemented by this Substitution Transfer Agreement, the PSA is in all respects ratified and confirmed by the parties hereto.

            6. Counterparts. This Substitution Transfer Agreement may be executed in two or more counterparts including by telefax transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

            7. Governing Law. This Substitution Transfer Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

            8. Reaffirmation. As provided in Section 2.04(b) of the PSA, by delivery of this Assignment Agreement the Depositor confirms that the conditions to transfer set forth in Section 2.02 have been satisfied or otherwise waived as described therein.

                              [signatures follow]

            IN WITNESS WHEREOF, the parties hereto have caused this Substitution Transfer Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                   [        ] [ ] EQUIPMENT TRUST SECURITIES [ ]
                                   Corporation, as Depositor



                                   By:   [            ], not in its individual
                                         capacity but solely as Owner Trustee
                                         on behalf of the Trust


                                   By:      ___________________________
                                   Name:
                                   Title:


                                   By:      ___________________________
                                   Name:
                                   Title:

                                   EXHIBIT F

                                  [Reserved]

                                   EXHIBIT G

                  Schedule of Representations and Warranties

            (a) List of Contracts. The information set forth in the Schedule of Contracts (as the same may be amended or deemed amended in respect of a conveyance of Substitute Contracts on a Substitution Transfer Date) is true, complete and correct as of the Closing Date (or Substitution Transfer Date, as applicable).

            (b) Eligible Contract. As of its applicable Cut-off Date, each Contract satisfied the criteria for the definition of Eligible Contract set forth in the Pooling Agreement, and each Secondary Contract securing a Vendor Loan constituting a Contract satisfied, as of its applicable Cut-off Date, the definition of Eligible Secondary Contract set forth in the Pooling Agreement.

            (c) Contracts Secured by Vehicles. None of the Contracts relating to Equipment constituting Vehicles are "true leases."

            (d) Contract Files. As of the Closing Date (or as of the Substitution Transfer Date, with respect to Substitute Contracts): (i) immediately prior to such date, [ ] (or the applicable Financing Originator as custodian for [ ], with respect to [ ] Contracts) had possession of each original Contract and the related complete Contract File, and there were no other custodial agreements relating to the same in effect (other than offsite storage arrangements described in Section 4.01(b)); (ii) each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces; and (iii) the complete Contract File for each Contract is in the possession of the Servicer.

            (e) No Material Obligation. No Financing Originator has a material performance obligation in respect of any Contract in favor of an Obligor or End-User (it being understood that covenants of quiet enjoyment, purchase options, obligations to accept return of the property at end of lease term, and like obligations of a lessor typical of a "triple net" lease, shall not be deemed "material performance obligations" for purposes of this representation).

                                   EXHIBIT H

                                  [Reserved]

                                   EXHIBIT I

                                  [Reserved]

                                   EXHIBIT J

                        Minimum Value Filing Exceptions

            With respect to the [ ] Financing Originators, no financing statements are filed against an Obligor located in a particular State describing Equipment which is the subject of a particular Contract of such [ ] Financing Originator, unless the fair market value of the Equipment (determined in accordance with Customary Policies and Procedures) related to such particular Contract is at least $[ ] (or, in the alternative, at least $[ ] if such Contract is a Lease with a "fair market value" purchase option).

            With respect to the [ ] Financing Originator, no financing statements are filed against an Obligor located in a particular State describing Equipment which is the subject of a particular Contract of such Financing Originator, unless the fair market value of the Equipment (determined in accordance with Customary Policies and Procedures) related to such particular Contract is at least $[ ].